                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                              GENZYME CORPORATION,

                     THE SUBSIDIARY GUARANTORS PARTY HERETO,

                            THE LENDERS PARTY HERETO,

                                       AND

                              FLEET NATIONAL BANK,
                            AS ADMINISTRATIVE AGENT,

                               ABN AMRO BANK N.V.,
                              AS SYNDICATION AGENT

                         AND FIRST UNION NATIONAL BANK,
                             AS DOCUMENTATION AGENT



                            DATED: DECEMBER 14, 2000


                               TABLE OF CONTENTS

SECTION 1.  DEFINITIONS AND ACCOUNTING MATTERS--------------------------------------------------------------------2

   1.1        Certain Defined Terms-------------------------------------------------------------------------------2
   1.2        Accounting Terms and Determinations----------------------------------------------------------------21
   1.3        Types of Loans/Facilities--------------------------------------------------------------------------21

SECTION 2.  COMMITMENTS, LOANS, NOTES AND PREPAYMENTS------------------------------------------------------------21

   2.1        Revolving Credit Loans-----------------------------------------------------------------------------21
   2.2        Borrowings of Revolving Credit Loans---------------------------------------------------------------23
   2.3        Changes of Commitments-----------------------------------------------------------------------------23
   2.4        Commitment Fee-------------------------------------------------------------------------------------23
   2.5        Lending Offices------------------------------------------------------------------------------------24
   2.6        Several Obligations; Remedies Independent----------------------------------------------------------24
   2.7        Notes----------------------------------------------------------------------------------------------24
   2.8        Optional Prepayments and Conversions or Continuations of Loans-------------------------------------25

SECTION 3.  PAYMENTS OF PRINCIPAL AND INTEREST-------------------------------------------------------------------25

   3.1        Repayment of Loans---------------------------------------------------------------------------------25
   3.2        Interest-------------------------------------------------------------------------------------------25

SECTION 4.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.-----------------------------------------------------26

   4.1        Payments-------------------------------------------------------------------------------------------26
   4.2        Pro Rata Treatment---------------------------------------------------------------------------------28
   4.3        Computations---------------------------------------------------------------------------------------28
   4.4        Minimum Amounts------------------------------------------------------------------------------------28
   4.5        Certain Notices------------------------------------------------------------------------------------28
   4.6        Non-Receipt of Funds by the Administrative Agent; Delinquent Lenders-------------------------------30
   4.7        Sharing of Payments, Etc.--------------------------------------------------------------------------31

SECTION 5.  YIELD PROTECTION, ETC.-------------------------------------------------------------------------------32

   5.1        Additional Costs-----------------------------------------------------------------------------------32
   5.2        Limitation on Types of Loans-----------------------------------------------------------------------34
   5.3        Illegality-----------------------------------------------------------------------------------------35
   5.4        Treatment of Affected Loans------------------------------------------------------------------------35
   5.5        Compensation---------------------------------------------------------------------------------------36
   5.6        Rate Selection-------------------------------------------------------------------------------------37

SECTION 6.  GUARANTEE--------------------------------------------------------------------------------------------37

   6.1        Guarantee------------------------------------------------------------------------------------------37
   6.2        Obligations Unconditional--------------------------------------------------------------------------38
   6.3        Reinstatement--------------------------------------------------------------------------------------39
   6.4        Subrogation----------------------------------------------------------------------------------------39
   6.5        Remedies-------------------------------------------------------------------------------------------39
   6.6        Continuing Guarantee-------------------------------------------------------------------------------39
   6.7        Rights of Contribution-----------------------------------------------------------------------------39
   6.8        Limitation on Guarantee Obligations----------------------------------------------------------------40




SECTION 7.  CONDITIONS PRECEDENT---------------------------------------------------------------------------------40

   7.1        Initial Loan---------------------------------------------------------------------------------------40
   7.2        Initial and Subsequent Extensions of Credit--------------------------------------------------------43

SECTION 8.  REPRESENTATIONS AND WARRANTIES-----------------------------------------------------------------------43

   8.1        Existence------------------------------------------------------------------------------------------43
   8.2        Financial Condition--------------------------------------------------------------------------------44
   8.3        Litigation-----------------------------------------------------------------------------------------44
   8.4        No Breach------------------------------------------------------------------------------------------44
   8.5        Action---------------------------------------------------------------------------------------------45
   8.6        Approvals------------------------------------------------------------------------------------------45
   8.7        Use of Credit--------------------------------------------------------------------------------------45
   8.8        ERISA----------------------------------------------------------------------------------------------45
   8.9        Taxes----------------------------------------------------------------------------------------------46
   8.10       Investment Company Act-----------------------------------------------------------------------------46
   8.11       Public Utility Holding Company Act-----------------------------------------------------------------46
   8.12       Borrowing Agreements and Liens---------------------------------------------------------------------46
   8.13       Compliance with Laws Including Environmental and Safety Matters------------------------------------47
   8.14       Subsidiaries, Etc.---------------------------------------------------------------------------------47
   8.15       Title to Assets; Etc.------------------------------------------------------------------------------47
   8.16       Intellectual Property Rights-----------------------------------------------------------------------48
   8.17       Year 2000 Compliance-------------------------------------------------------------------------------48
   8.18       True and Complete Disclosure-----------------------------------------------------------------------48
   8.19       Initial Acquisition Disclosure---------------------------------------------------------------------49

SECTION 9.  COVENANTS OF THE COMPANY-----------------------------------------------------------------------------49

   9.1        Financial Statements Etc.--------------------------------------------------------------------------49
   9.2        Litigation-----------------------------------------------------------------------------------------51
   9.3        Existence, Etc.------------------------------------------------------------------------------------51
   9.4        Insurance------------------------------------------------------------------------------------------52
   9.5        Prohibition of Fundamental Changes-----------------------------------------------------------------52
   9.6        Limitation on Liens--------------------------------------------------------------------------------54
   9.7        Indebtedness---------------------------------------------------------------------------------------56
   9.8        Investments----------------------------------------------------------------------------------------57
   9.9        Financial Covenants--------------------------------------------------------------------------------57
   9.10       Lines of Business----------------------------------------------------------------------------------57
   9.11       Use of Proceeds------------------------------------------------------------------------------------57
   9.12       Certain Obligations Respecting Company and Subsidiaries--------------------------------------------58
   9.13       Additional Subsidiary Guarantors-------------------------------------------------------------------58
   9.14       Subordinated Debt----------------------------------------------------------------------------------59

SECTION 10.  EVENTS OF DEFAULT-----------------------------------------------------------------------------------59

SECTION 11.  THE AGENTS------------------------------------------------------------------------------------------62

   11.1       Appointment, Powers and Immunities.----------------------------------------------------------------62
   11.2       Reliance by Agents---------------------------------------------------------------------------------63
   11.3       Defaults-------------------------------------------------------------------------------------------63




   11.4       Rights as a Lender---------------------------------------------------------------------------------64
   11.5       Indemnification------------------------------------------------------------------------------------64
   11.6       Non-Reliance on Agents and Other Lenders-----------------------------------------------------------64
                             -
   11.7       Failure to Act-------------------------------------------------------------------------------------65
   11.8       Resignation or Removal of Agents-------------------------------------------------------------------65
   11.9       Consents under Other Loan Documents----------------------------------------------------------------65

SECTION 12.  MISCELLANEOUS---------------------------------------------------------------------------------------66

   12.1     Waiver-----------------------------------------------------------------------------------------------66
   12.2     Notices----------------------------------------------------------------------------------------------66
   12.3     Expenses, Etc.---------------------------------------------------------------------------------------66
   12.4     Indemnification--------------------------------------------------------------------------------------67
   12.5     Amendments, Etc.-------------------------------------------------------------------------------------68
   12.6     Successors and Assigns-------------------------------------------------------------------------------68
   12.7     Assignments and Participations-----------------------------------------------------------------------68
   12.8     Survival---------------------------------------------------------------------------------------------70
   12.9     Captions---------------------------------------------------------------------------------------------70
   12.10    Counterparts-----------------------------------------------------------------------------------------70
   12.11    Governing Law; Submission to Jurisdiction------------------------------------------------------------70
   12.12    Waiver of Jury Trial---------------------------------------------------------------------------------71
   12.13    Confidentiality--------------------------------------------------------------------------------------71
   12.14    Compliance with Usury Laws---------------------------------------------------------------------------72
   12.15    Replacement Note-------------------------------------------------------------------------------------72
   12.16    Transitional Arrangements----------------------------------------------------------------------------72


Schedules:


    Schedule 8.3        Litigation

    Schedule 8.12A Credit Agreements, Indentures, Guarantees, Letters of Credit, Etc.

    Schedule 8.12B      Liens Securing Indebtedness

    Schedule 8.14       Subsidiaries


Exhibits:

    Exhibit A           Form of Three-Year Facility Revolving Credit Note

    Exhibit B           Form of 364-Day Facility Revolving Credit Note

    Exhibit C           Form of Legal Opinion

    Exhibit D           Form of Compliance Certificate

    Exhibit E           Form of Joinder Agreement

    Exhibit F           Form of Notice of Assignment

    Exhibit G           Form of Pledge Agreement

    Exhibit H           Form of Notice of Borrowing

    Exhibit I           Form of Notice of Conversion/Continuation

    Exhibit J           Form of Notice of Prepayment

    Exhibit K           Form of Termination of Prior Credit Agreement

                                 CREDIT AGREEMENT

         CREDIT AGREEMENT ("Agreement" or "Credit Agreement") dated as of December 14, 2000 among and between:

         GENZYME CORPORATION, a corporation duly organized and validly existing under the laws of The Commonwealth of Massachusetts (together with its permitted successors and assigns, the "Company");

         Each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto or that may hereafter become a "Subsidiary Guarantor" pursuant to Section 9.13 hereof (together with its permitted successors and assigns, individually, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS" and, together with the Company, the "OBLIGORS");

         Each of the lenders identified under the caption "LENDERS" on the signature pages hereto or that may hereafter become a "Lender" pursuant to
Section 12.7(b) hereof (together with its successors and permitted assigns, individually, a "LENDER" and, collectively, the "Lenders"); and

         FLEET NATIONAL BANK ("FLEET") as administrative agent for the Lenders (in such capacity, together with the successors in such capacity, the "ADMINISTRATIVE AGENT");

         ABN AMRO Bank N.V. ("ABN AMRO") as syndication agent for the Lenders (in such capacity, together with the successors in such capacity, the "Syndication Agent"); and

         First Union National Bank ("First Union") as documentation agent for the Lenders (in such capacity, together with the successors in such capacity, the "Documentation Agent" and together with the Administrative Agent and the Syndication Agent, the "AGENT" or "AGENTS").

         The Company has requested that the Lenders extend credit to the Company in an aggregate principal or stated amount not exceeding
$500,000,000.00; and

         To induce the Lenders to extend such credit, the Obligors, the Lenders and the Agents propose to enter into this Agreement pursuant to which, INTER ALIA, (1) the Lenders will make loans to the Company and (2) each Subsidiary Guarantor will guarantee the credit so extended to the Company. Each of the Obligors expects to derive benefit, directly or indirectly, from the credit so extended to the Company, both in its separate capacity and as a member of the integrated group, since the successful operation of each of the Obligors is dependent on the continued successful performance of the functions of the integrated group as a whole.

         Accordingly, the parties hereto agree as follows:

Section 1.        DEFINITIONS AND ACCOUNTING MATTERS.

         1.1. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA).

         "ACCOUNTS RECEIVABLE" shall mean, on any date, the net amount of accounts receivable of Company and its Consolidated Subsidiaries, excluding any such accounts which are more than 120 days old, after deducting all returns, discounts and allowances thereon and reserves relating thereto, determined in accordance with GAAP.

         "ADJUSTED LIBO RATE" shall mean, for any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the rate of interest specified in the definition of "LIBO Rate" in this Section 1.1 for the Interest Period for such Loan divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

         "ADMINISTRATIVE AGENT" shall have the meaning given such term in the preamble hereto, as it may be amended, modified, or changed from time to time.

         "AFFILIATE" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by a designated Person and, if such designated Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or that, in any event, any Person that owns directly or indirectly securities having 33% or more of the voting power for the election of directors or other governing body of a corporation or 33% or more of the partnership or other ownership interests of any other Person will be deemed to control such corporation, partnership or other Person. Notwithstanding the foregoing, (a) the Company and its Subsidiaries shall not be Affiliates of each other and (b) neither any Agent nor any Lender shall be an Affiliate of the Company or any of its Subsidiaries.

         "AGENTS" shall have the meaning given in the preamble hereto, as it may be amended, modified or changed from time to time.

         "APPLICABLE COMMITMENT FEE RATE" shall mean, for any period set forth below for each Facility, the percentage set forth below opposite such period under the caption "APPLICABLE COMMITMENT FEE RATE" and under the caption for the respective Facility, and "APPLICABLE MARGIN" shall mean, for any period set forth below for either Type of Loan set forth below, the percentage set forth below opposite such period under the caption "APPLICABLE MARGIN" and under the caption for such Type of Loan:


------------------------- ---------------------------------------------- ---------------------------------------------
                                        Applicable Margin                       Applicable Commitment Fee Rate
         Period
------------------------- ---------------------------------------------- ---------------------------------------------
                            Prime Rate Loans          LIBOR Loans         Three-Year Facility     364-Day Facility
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
        Level I                  0.000%                  1.000%                 0.250%                 0.175%
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
        Level II                 0.000%                  0.875%                 0.225%                 0.150%
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
       Level III                 0.000%                  0.750%                 0.200%                 0.125%
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
       Level IV                  0.000%                  0.625%                 0.175%                 0.100%
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


PROVIDED, HOWEVER, that:

       (a) subject to paragraph (b) below, at all times after the first Business Day that is six (6) months after the Closing Date that outstanding Loans exceed 33% of the aggregate amount of the Commitments and as to which Levels I, II or III apply, the Applicable Margin for LIBOR Loans shall equal the sum of the percentage set forth above opposite such period under the caption "LIBOR Loans," PLUS 0.125%;

       (b) notwithstanding paragraph (a) above, at all times after the first Business Day that is six (6) months after the Closing Date that outstanding Loans exceed 67% of the aggregate amount of the Commitments AND as to which Levels I, II or III apply, the Applicable Margin for LIBOR Loans shall equal the sum of the percentage set forth above opposite such period under the caption "LIBOR Loans," PLUS 0.250%;

       (c) at all times after the first Business Day that is six (6) months after the Closing Date that outstanding Loans exceed 67% of the aggregate amount of the Commitments AND as to which Level IV applies, the Applicable Margin for LIBOR Loans shall equal the sum of the percentage set forth above opposite such period under the caption "LIBOR Loans," PLUS 0.125%; and

       (d) at all times prior to and including the first Business Day that is six (6) months after the Closing Date (other than any period when an Event of Default shall have occurred and be continuing):

                (i) the Applicable Margin: (A) for Prime Rate Loans shall mean the percentages set forth opposite the designation "Level II Period"; and (B) for LIBOR Loans shall mean the sum of (1) the percentage set forth in the definition of "Applicable Margin" opposite the designation "Level II Period" plus (2) one-quarter of one percent (0.25%); and

                (ii) the Applicable Commitment Fee Rate shall be the percentage set forth opposite the designation "Level II Period".

         "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of

Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

         "BANKRUPTCY CODE" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

         "BASLE ACCORD" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

         "BIOMATRIX ACQUISITION" shall mean the transactions contemplated by the Biomatrix Acquisition Documents.

         "BIOMATRIX ACQUISITION DOCUMENTS" shall mean, individually and collectively, the Agreement and Plan of Merger dated as of March 6, 2000 among the Company, Seagull Merger Corporation, and Biomatrix, Inc., as amended by that certain Amendment No. 1 to Agreement and Plan of Merger dated as of April 17, 2000 among the Company, Seagull Merger Corporation, and Biomatrix, Inc., that certain Amendment No. 2 to Agreement and Plan of Merger dated as of August 25, 2000 among the Company, Seagull Merger Corporation, and Biomatrix, Inc., and that certain Amendment No. 3 to Agreement and Plan of Merger dated October 25, 2000 among the Company, Seagull Merger Corporation, and Biomatrix, Inc., Waiver and Consent to Agreement and Plan of Merger dated as of October 25, 2000 among the Company, Seagull Merger Corporation, and Biomatrix, Inc., Stockholder Voting Agreement dated as of March 6, 2000 between the Company and each of Endre A. Balays, Rory B. Riggs, Janet L. Denlinger and Maxime Seifert, and Stock Option Agreement dated as of March 6, 2000 by and between the Company and Biomatrix, Inc., together with all other agreements of transfer as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced.

         "BUSINESS DAY" shall mean (a) any day on which commercial banks are not authorized or required to close in Boston, Massachusetts and (b) if such day relates to the giving of notices or quotes in connection with a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, then any day referred to in clause (a) that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "CAPITAL EXPENDITURES" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

         "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "CAPITAL STOCK" shall mean capital stock of the Company that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, to shares of capital stock of any other class of the Company.

         "CASH EQUIVALENTS" shall mean any interest bearing investment of Company and its Wholly Owned Subsidiaries which meets the definition of a "cash equivalent" under GAAP (i.e., purchased with a remaining maturity of 90 days or less). Such investments shall be at least investment grade (A1/P1 for commercial paper, BBB or better for bonds and similar investments).

         "CLOSING DATE" the date upon which the initial Loans hereunder are made.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITMENTS" shall mean the Revolving Credit Commitments.

         "COMPANY" shall have the meaning given in the preamble, and its successors and permitted assigns hereunder.

         "COMPLIANCE CERTIFICATE" shall mean the compliance certificate provided for under Section 9.1(c)(ii) in substantially the form of EXHIBIT D.

         "CONSOLIDATED" shall mean, when used with reference to any term, that term (or the term "combined" in the case of partnerships, joint ventures and Affiliates of the Company that are not Subsidiaries) as applied to the accounts of Company (or any other specified Person) and all of its Subsidiaries (or other specified Persons) or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries, if required by GAAP.

         "CONSOLIDATED EBITDA" shall mean, for any period, the sum, for the Company, of the following: (a) Consolidated Operating Income for such period PLUS (b) depreciation and amortization, but only to the extent deducted in determining Consolidated Operating Income for such period.

         "CONSOLIDATED DEBT COVERAGE RATIO" shall mean, at any date, the ratio, for the Company and its Consolidated Subsidiaries, of (a) the sum of
(i) Unrestricted Cash on such date plus (ii) Marketable Investments on such date to (b) Consolidated Funded Debt on such date.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" shall mean, for any period, the ratio of (a) the sum of (i) Consolidated EBITDA for such period LESS (ii) the aggregate amount of Capital

Expenditures made during such period LESS (iii) the amount of the taxes paid during such period LESS (iv) the aggregate amount of all Dividend Payments made during such period PLUS (v) Synthetic Lease Obligations paid during such period to (b) the sum of (i) all Interest expense for such period PLUS (ii) Synthetic Lease Obligations paid during such period, PROVIDED, HOWEVER, that the Company may designate with respect to one project for improvements to new leased headquarters and with respect to any consecutive fiscal quarters that clause (ii) above shall consist instead of the aggregate amount of Capital Expenditures made during such period in excess of the lesser of (x) $12,000,000; or (y) the aggregate amount incurred by the Company during those consecutive fiscal quarters for expenditures for such project for improvements to new leased headquarters for the Company.

         "CONSOLIDATED FUNDED DEBT" shall mean, at any time, the outstanding balance of all Indebtedness in respect of borrowed money, Capital Lease Obligations, Synthetic Lease Obligations, letters of credit and trade acceptances for the Company and its Consolidated Subsidiaries.

         "CONSOLIDATED NET INCOME" shall mean, for any period, net income (or loss) for the Company and its Consolidated Subsidiaries (determined in accordance with GAAP), PROVIDED, HOWEVER, that Consolidated Net Income shall not include amounts included in computing net income (or loss) in respect of
(a) the write-up of assets (other than Marketable Investments) after December 31, 1995 and (b) extraordinary and non-recurring gains or losses.

         "CONSOLIDATED NET WORTH" shall mean, as at any date, the shareholder's equity of the Company and its Consolidated Subsidiaries.

         "CONSOLIDATED OPERATING INCOME" shall mean, for any period, the Consolidated Net Income of the Company for such period, PROVIDED, HOWEVER, that, to the extent the following items have been included in determining Consolidated Net Income, they shall NOT be considered in computing Consolidated Operating Income: provision for income taxes, interest expense, equity in the operating results of unconsolidated subsidiaries (including partnerships, joint ventures and Affiliates of the Company but only to the extent that such results represent noncash, nonoperating items) and other non-operating, non-cash items including, but not limited to, write-off of acquired technology or acquired, in-process research and development which, in accordance with GAAP, must be charged to income.

         "CONSOLIDATED QUICK RATIO" shall mean, at any date, the ratio, for the Company and its Consolidated Subsidiaries, of (a) the sum of (i) Unrestricted Cash on such date PLUS (ii) Marketable Investments on such date PLUS (iii) Accounts Receivable on such date to (b) the sum of (i) Current Liabilities on such date PLUS (ii) current Synthetic Lease Obligations.

         "CONSOLIDATED TANGIBLE ASSETS" shall mean, at any date, all assets of the Borrower and its Consolidated Subsidiaries other than Intangible Assets.

         "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to Section 2.8 hereof of a LIBOR Loan from one Interest Period to the next Interest Period.

         "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to Section 2.8 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion, but subject to Section 5.1(d) hereof) of a Loan from one Applicable Lending Office to another.

         "CURRENT LIABILITIES" shall mean any liability that in accordance with GAAP would be classified as such.

         "DEFAULT" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

         "DIVIDEND PAYMENT" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of, or any partnership or other equity interest issued by, the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company.

         "DOLLARS" and "$" shall mean lawful money of the United States of America.

         "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to the environment.

         "ENVIRONMENTAL LAWS" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or toxic or hazardous substances or wastes.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA AFFILIATE" shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which the Company is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

         "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Section 10 hereof.

         "FACILITY" shall have the meaning given in Section 1.3 hereof.

         "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to the Administrative Agent on such Business Day on such transactions as determined by the Administrative Agent.

         "FUNDAMENTAL CHANGE" shall mean any of the following:

                  (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Shares of the Company entitled to exercise more than 50% of the total voting power of all outstanding Voting Shares of the Company (including any right to acquire Voting Shares that are not then outstanding of which such person or group is deemed the beneficial owner); or

                  (ii) a change in the Board of Directors in which the individuals who constituted the Board of Directors at the beginning of the two-year period immediately preceding such change (together with any other director whose election by the Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

                  (iii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another Person (other than (w) a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock, (x) a merger which is effected solely to change the jurisdiction of incorporation of the Company, (y) any consolidation with or merger of the Company into a Wholly Owned Subsidiary of the Company, or any sale or transfer by the Company of all or substantially all of its assets to one or more of its Wholly Owned Subsidiaries, in any one transaction or a series of transactions, provided, in any such case, that

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the resulting corporation or each such Wholly Owned Subsidiary assumes the
Obligations under the Loan Documents; or (z) a merger or consolidation in which the holders of the Company's Voting Shares immediately prior to such event continue to hold more than 50% of the Voting Shares outstanding immediately after such event).

         "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of Section 1.2(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

         "GELTEX ACQUISITION" shall mean the transactions contemplated by the GelTex Acquisition Documents.

         "GELTEX ACQUISITION DOCUMENTS" shall mean, individually and collectively (i) Agreement and Plan of Merger by and among the Company, Titan Acquisition Corp. and GelTex Pharmaceuticals, Inc. dated as of September 11, 2000, (ii) Agreement of Joinder executed and delivered by Titan Acquisition Corp. on September 12, 2000, (iii) Amendment No. 1 to Agreement and Plan of Merger dated October 19, 2000, among the Company, Titan Acquisition Corp. and GelTex Pharmaceuticals, Inc., and (iv) Consent dated as of October 30, 2000 by the Company and Titan Acquisition Corp., together with all other agreements of transfer as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced.

         "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

         "GUARANTEED OBLIGATIONS" shall have the meaning assigned to such term in Section 6.1 hereof.

         "HAZARDOUS MATERIAL" shall mean, collectively, (a) any petroleum or petroleum products, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's") in concentrations that are regulated under the Toxic Substances Control Act, as amended, or any other Environmental Law, (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

         "INITIAL ACQUISITION" shall mean the first to occur of the Biomatrix Acquisition or the GelTex Acquisition.

         "INITIAL ACQUISITION DOCUMENTS" shall mean: (i) the Biomatrix Acquisition Documents, if the Biomatrix Acquisition is the Initial Acquisition; or (ii) the GelTex Acquisition Documents, if the GelTex Acquisition is the Initial Acquisition.

         "INDEBTEDNESS" shall mean, for the Company and its Consolidated
Subsidiaries: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 120 days of the date the respective goods or services are delivered or rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations of such Person, contingent or otherwise, in respect of letters of credit, bankers' acceptances or similar instruments issued or accepted by banks and other financial institutions for account of such person; (e) Capital Lease Obligations of such Person; (f) Synthetic Lease Obligations of such Person; and (g) Guarantees by such Person of Indebtedness of others.

         "INTANGIBLE ASSETS" shall mean intangible assets, as determined in accordance with GAAP, including, without limitation, all deferred assets, patents, copyrights, trademarks, non-compete agreements and similar intangibles, goodwill, unamortized debt discount and expenses, and all investments other than Marketable Investments.

         "INTELLECTUAL PROPERTY" shall mean "Intellectual Property," as defined in Section 101(60) of the Bankruptcy Code, now or hereafter owned by Company or any of its Subsidiaries, together with all of the following property now or hereafter owned by Company or any of its Subsidiaries: all domestic and foreign patents and patent applications; inventions, discoveries and improvements, whether or not patentable; trademarks, trademark applications and registrations; service marks, service mark applications and registrations; copyrights, copyright applications and registrations; all licenses therefor; trade secrets and all other proprietary information.

         "INTEREST" shall mean, for any period, the sum, for the Company and its Consolidated Subsidiaries, of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period); and (b) all other amounts that would be accrued or capitalized during such period as "interest expense" in accordance with GAAP.

         "INTEREST PERIOD" shall mean: with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or Converted from a Loan of another Type or the day after the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.5 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; PROVIDED, THAT, notwithstanding the foregoing:

                (i) (a) if any Interest Period for any 364-Day Facility Revolving Credit Loan would otherwise end after the 364-Day Facility Revolving Credit Commitment Termination Date, such Interest Period shall not be available hereunder; and (b) if any Interest Period for any Three-Year Facility Revolving Credit Loan would otherwise end after the Three-Year Facility Revolving Credit Commitment Termination Date, such Interest Period shall not be available hereunder;

                (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and

                (iii) notwithstanding clauses (i) and (ii) above, no Interest Period for any LIBOR Loan shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available as a LIBOR Loan hereunder for such period.

         "INVESTMENT" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business so long as such advance, loan or extension of credit is made on terms (including as to maturity) consistent with those terms offered by the Company on the date hereof; and (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

         "LEVEL I PERIOD" shall mean any period, other than a Level II Period, Level III Period, or Level IV Period.

         "LEVEL II PERIOD" shall mean any period (a) from and including the Business Day immediately following the Business Day on which a senior financial officer of the Company shall have delivered to the Administrative Agent a Compliance Certificate, together with the related financial statements referred to in Section 9.1 hereof, demonstrating in reasonable detail that the Consolidated Debt Coverage Ratio, as of the last day of the fiscal quarter of the Company most recently ended, is greater than or equal to 1.0 to 1.0, but less than 1.5 to 1.0, to but excluding the next succeeding Reporting Date and (b) during which no Event of Default shall have occurred and be continuing.

         "LEVEL III PERIOD" shall mean any period, other than a Level IV Period, (a) from and including the Business Day immediately following the Business Day on which a senior financial officer of the Company shall have delivered to the Administrative Agent a Compliance Certificate, together with the related financial statements referred to in Section 9.1 hereof, demonstrating in reasonable detail that the Consolidated Debt Coverage Ratio, as of the last day of the fiscal quarter of the Company most recently ended, is greater than or equal to 1.5 to 1.0, to but excluding the next succeeding Reporting Date and (b) during which no Event of Default shall have occurred and be continuing.

         "LEVEL IV PERIOD" shall mean any period (a) from and including the Business Day immediately following the Business Day on which a senior financial officer of the Company shall have delivered to the Administrative Agent a Compliance Certificate, together with the related financial statements referred to in Section 9.1 hereof, demonstrating in reasonable detail that the Consolidated Debt Coverage Ratio, as of the last day of the fiscal quarter of the Company most recently ended, is greater than or equal to 1.5 to 1.0, AND for which the Administrative Agent has received written confirmation from the respective debt rating company that the Senior Unsecured Debt Rating of the Company, as of the last day of the fiscal quarter of the Company most recently ended, is at least A- with regard to Standard & Poor's or A3 with regard to Moody's Investors Service, to but excluding the next succeeding Reporting Date and (b) during which no Event of Default shall have occurred and be continuing.

         "LIBO RATE" shall mean, with respect to any LIBOR Loan for any Interest Period therefor, the simple average (rounded upwards, if necessary, to the nearest 1/32 of 1%), as determined by the Administrative Agent, of the rates per annum which appear on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two Business Days prior to the first day of such Interest Period (provided, that if the rate described above does not appear on the Telerate System on any applicable interest determination date, then at the rates per annum quoted to the Administrative Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by leading banks in the London interbank market) of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Loan to be made by the Lenders for such Interest Period.

         "LIBOR LOANS" shall mean loans bearing interest at the rate determined under Section 3.2(b).

         "LIEN" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

         "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Pledge Agreement and all other agreements, instruments and documents entered into pursuant hereto or thereto as such may be amended, modified or changed from time to time.

         "LOANS" shall mean Prime Rate Loans and LIBOR Loans.

         "MARGIN STOCK" shall mean "margin stock" within the meaning of Regulations U and X.

         "MARKETABLE INVESTMENTS" shall mean any interest-bearing debt obligations owned by Company and its Wholly-Owned Subsidiaries (excluding directors' qualifying shares and items included as Cash Equivalents) which meet the definition of marketable securities under GAAP. Such amounts shall exclude common or preferred stock. Such securities shall include obligations issued by the U.S. Treasury and other agencies of the U.S. government, corporate bonds, bank notes, mortgage and asset backed securities, finance company securities and auction rate preferred stocks. Such securities shall be rated investment grade (BBB or better for bonds or similar securities, A1/P1 for commercial paper and notes) and shall otherwise be reasonably liquid investments.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on
(a) the business, operations or financial condition or material Property of the Company and its Subsidiaries, taken as a whole, (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Lenders and the Agents thereunder or (c) the ability of the Obligors to perform their obligations hereunder including the timely payment of the principal of or interest on the Loans or other amounts in connection therewith.

         "MATERIAL SUBSIDIARY" shall mean any Subsidiary of the Company, the total assets of which equal or exceed five percent (5%) of the Consolidated total assets of the Company and its Subsidiaries taken as a whole, and each as reported in the books and records of the Company and its Subsidiaries and as calculated in accordance with GAAP, and, for the purposes of Sections 6 and 9.13 hereof means such a Subsidiary of the Company that is organized under the laws of the United States, provided that Genzyme Securities Corporation shall not be deemed to be a Material Subsidiary for purposes of Sections 6 and 9.13 hereof. Effective upon and as of the Initial Acquisition, the entity acquired pursuant to (or, as applicable, the surviving entity of any merger effected by) the Initial Acquisition Documents shall be deemed to be a Material Subsidiary. Effective upon and as of the Second Acquisition, the entity acquired pursuant to (or, as applicable, the surviving entity of any merger effected by) the Second Acquisition Documents shall be deemed to be a Material Subsidiary.

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

         "NOTES" shall mean the Revolving Credit Notes.

         "OBLIGATIONS" shall mean any and all of the Revolving Credit Loans, including any principal, interest, charges, fees, costs and expenses (including interest arising after the filing of any bankruptcy petition and notwithstanding any law to the contrary) and all other obligations liabilities and indebtedness of the Company or any Obligor of any kind, nature or description arising under this Agreement, the Notes or any other Loan Documents.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof) and shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

         "PLAN" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

         "PLEDGE AGREEMENT" shall mean the Pledge Agreement provided under
Section 7.1(f) as the same such shall be modified, amended and supplemented from time to time.

         "POST-DEFAULT RATE" shall mean a rate per annum equal to 4% PLUS the interest rate for a Loan as provided in one of the lettered paragraphs of
Section 3.2 for a Level I Period.

         "PRIME RATE" shall mean for any day the rate equal to the higher from time to time of (A) the rate of interest announced by the Administrative Agent at the Principal Office from time to time as its prime rate; and (B) a rate equal to 1/2 of 1% per annum above the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as determined on any day by the Administrative Agent.

         "PRIME RATE LOANS" shall mean loans bearing interest at the rate determined under Section 3.2(a).

         "PRINCIPAL OFFICE" shall mean the principal office of Fleet, located on the date hereof at 100 Federal Street, Boston, Massachusetts 02110, or such other principal office of the Administrative Agent, after written notice by the Administrative Agent.

         "PRIOR CREDIT AGREEMENT" shall mean that certain Credit Agreement dated as of November 12, 1999, among the Company, the Subsidiary Guarantors thereto, the Lenders thereto, Fleet, as Administrative Agent, ABN AMRO Bank N.V., as Syndication Agent, and Mellon Bank, N.A., as Documentation Agent.

         "PRIOR CREDIT AGREEMENT PARTIES" shall mean the parties to the Prior Credit Agreement.

         "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "PURCHASED BIOMATRIX STOCK" shall mean all of the issued and outstanding shares of common stock of Biomatrix, Inc.

         "PURCHASED GELTEX STOCK" shall mean all of the issued and outstanding shares of common stock of GelTex Pharmaceuticals, Inc.

         "PURCHASED INITIAL STOCK" shall mean: (i) the Purchased Biomatrix Stock, if the Biomatrix Acquisition is the Initial Acquisition; or (ii) the Purchased GelTex Stock, if the GelTex Acquisition is the Initial Acquisition.

         "PURCHASE MONEY INDEBTEDNESS" shall mean Indebtedness incurred by a Person to purchase machinery, equipment and other fixed assets, but only (i) if the amount of such Indebtedness is not greater than 100% of the invoice amount of such purchased machinery, equipment and other fixed assets, and
(ii) such Indebtedness, if secured, is secured by a security interest in only the purchased machinery, equipment and other fixed assets and such Person has not granted a lien or security interest to secure such Indebtedness on any other property of such Person other than such purchased fixed assets; and
(iii) such purchased fixed assets do not constitute all or substantially all of the fixed assets of any Person or any division of any Person.

         "QUARTERLY DATES" shall mean the last Business Day of March, June, September and December of each year, the first of which shall be the first such day after the date hereof.

         "REGULATIONS A, D, U AND X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

         "REPORTING DATE" shall mean the first to occur of (i) the Business Day following the Business Day that the Administrative Agent receives a Compliance Certificate of the Company providing the information required to determine whether a period is a Level I Period, Level II Period, Level III Period or Level IV Period and (ii) the first Business Day after the date on which the quarterly or annual financial statement and Compliance Certificate is required to be delivered to the Lenders pursuant to Section 9.1(a) or (b) and (c).

         "REQUIRED LENDERS" shall mean Lenders having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Lenders holding at least 51% of the aggregate unpaid principal amount of the Loans.

         "RESERVE REQUIREMENT" shall mean, for any Interest Period for a LIBOR Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the LIBOR Loan is to be determined or (ii) any category of extensions of credit or other assets that includes LIBOR Loans.

         "REVOLVING CREDIT COMMITMENT" shall mean, for each Revolving Credit Lender, the sum of such Lender's Three-Year Facility Revolving Credit Commitment and 364-Day Facility Revolving Credit Commitment.

         "REVOLVING CREDIT COMMITMENT PERCENTAGE" shall mean, with respect to any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

         "REVOLVING CREDIT LENDERS" shall mean the Lenders from time to time holding Revolving Credit Loans and/or Revolving Credit Commitments.

         "REVOLVING CREDIT LOANS" shall mean the loans provided for in
Section 2.1 hereof, which may be Prime Rate Loans and/or LIBOR Loans, and which may be Three-Year Facility Revolving Credit Loans or 364-Day Facility Revolving Credit Loans.

         "REVOLVING CREDIT NOTES" shall mean the promissory notes provided for by Section 2.7(a) hereof and all promissory notes delivered in substitution or exchange for any thereof, in each case as the same shall be modified and supplemented and in effect from time to time.

         "SECOND ACQUISITION" shall mean: (ii) the GelTex Acquisition, if the Biomatrix Acquisition is the Initial Acquisition; or (ii) the Biomatrix Acquisition, if the GelTex Acquisition is the Initial Acquisition.

         "SECOND ACQUISITION CONDITIONS PRECEDENT" shall mean the occurrence of all of the following, but only if each and all of them have occurred on or prior to the date that is ninety (90) days after the Closing Date:

       (i) The Company shall have made available to the Lenders signed copies of the Second Acquisition Documents;

       (ii) The Administrative Agent shall have received the Company's certificate that the Second Acquisition Documents posted to the www.Intralinks.com web-site on or prior to December 13, 2000, have not been amended, and that the transactions contemplated under the terms thereof have been consummated prior to or will be consummated contemporaneously with the requested Loans;

       (iii) The Company shall have made, in writing, all representations and warranties with respect to the Second Acquisition and the Second Acquisition Documents as the Company has made with respect to the First Acquisition pursuant to Section 8.19 hereof; and

       (iv) The Company shall have complied with Section 9.13 hereof with respect to the entity that has become a Material Subsidiary by virtue of the Second Acquisition.


         "SECOND ACQUISITION DOCUMENTS" shall mean: (ii) the Biomatrix Acquisition Documents, if the Biomatrix Acquisition is the Second
Acquisition; or (ii) the GelTex Acquisition Documents, if the GelTex Acquisition is the Second Acquisition.

         "SENIOR UNSECURED DEBT RATING" shall mean, for any date, the senior unsecured debt rating, as rated by Standard & Poor's or Moody's Investor Service as of such date.

         "SUBORDINATED DEBT" means (1) the Company's Convertible Debentures, issued August 29, 1997, in the original aggregate principal amount of $20 million, (2) the Company's Convertible Notes, issued May 19, 1998, in the original aggregate principal amount of $250 million, (3) unsecured
Indebtedness of the Company or a Subsidiary of the Company which, by its terms, is explicitly subordinated to the prior payment in full of the Obligations to at least the following extent: (a) no payments of principal of (or premium, if any) or interest on (or otherwise due in respect of) such Indebtedness may be permitted for so long as any Default or Event of Default in the payment of principal (or premium, if any) or interest on the Loans exists; (b) in the event that any other Default or Event of Default exists, upon notice by the Required Lenders, the Administrative Agent shall have the right to give notice to the Company and the holders of such Indebtedness (or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on (or otherwise due in respect of) such Indebtedness may be made for a period of 179 days from the date of such notice unless, prior to such time, such Default or Event of Default is cured or waived; PROVIDED, HOWEVER, that only one such notice of a payment blockage shall be effective during any 365 consecutive day period and PROVIDED, FURTHER, that no such other Default or Event of Default that existed upon first delivery of such a notice shall be the basis for a subsequent notice of payment blockage unless such Default or Event of Default shall have been cured or waived for a period of 180 consecutive days; (c) such Indebtedness may not (i) provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company or any Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances but not including any exchange, conversion or payment with equity or other Subordinated Debt), in each case prior to the Three-Year Facility Revolving Credit Commitment Termination Date or (ii) permit redemption or other retirement (including pursuant to an offer to purchase made by the Company or any Subsidiary) of such other Indebtedness at the option of the holder thereof prior to the Three-Year Facility Revolving
Credit Commitment Termination Date other than by conversion to Capital Stock or other equity of the Company or other Subordinated Debt; PROVIDED, HOWEVER, in the case of either (i) or (ii), such Indebtedness may provide for payment prior to the stated maturity of such Indebtedness if any event which causes, or (with the giving of any notice or the lapse of time or both) permits the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such Indebtedness to become due, or to be prepaid (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity would also cause a Default or an Event of Default (subject, however, to the limitations of clauses (a), (b), (d) and (e) hereof); (d) the terms of such Indebtedness shall provide, to the extent not prohibited in the Trust Indenture Act of 1939, as amended, that no action to enforce the payment thereof or to exercise any remedy with respect thereto shall occur unless the holders of such Indebtedness (or agents therefor) give the Administrative Agent notice of such default and thereafter no such enforcement action or exercise of remedies shall occur until 180 days shall have elapsed from the date of such notice without the cure or waiver of such default, provided that such standstill period shall continue for as long as a Default or an Event of Default under clause (a) above exists; provided, further, however, that the restrictions described in this clause (d) shall not apply if the event which gives rise to the right to enforce such payment or exercise such remedy triggers a Default or an Event of Default (subject, however, to the limitations of clauses (a), (b), (c), and (e); and (e) such Indebtedness shall further provide that, upon any bankruptcy, insolvency, liquidation or similar case or proceeding relative to the Company or any of its Subsidiaries, or upon the realization of any amounts by the holders of the Indebtedness (or the agents therefor) resulting from an action under clause (d) above, the Obligations shall first be paid in full to the Administrative Agent or such payment shall have been provided for to the satisfaction of the Required Lenders before any payment or distribution is made to or retained by the holders of the Indebtedness (or the agents therefor), (4) any other Indebtedness of the Company or its Subsidiaries, incurred after the date hereof, containing subordination terms, which are specifically consented to in writing by the Required Lenders and (5) any refinancing of Subordinated Debt incurred pursuant to subsections (1), (2), (3) or (4), in which (x) the principal amount of Subordinated Debt resulting from such refinancing does not exceed the sum of
(i) the principal amount of the Subordinated Debt so refinanced plus (ii) customary fees and expenses incurred in connection with such refinancing and
(y) the Indebtedness resulting from such refinancing satisfies the criteria for Subordinated Debt hereunder.

         "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency), or of which at least a majority of the limited partnership interests or other similar ownership interests issued by any limited partnership or other similar entity, is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

         "SYNTHETIC LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under or in connection with any so-called "synthetic lease" (i.e., a lease (or other agreement conveying the right to use) of property that constitutes a lease in accordance with GAAP but that does not constitute a lease for Federal income tax purposes), including, without limitation, obligations under: (i) the Agency Agreement, dated as of October 21, 1998 (the "Agency Agreement") between GelTex Pharmaceuticals, Inc. and First Security Bank, N.A., not in its individual capacity except as expressly set forth in the Agency

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Agreement, but solely as Trustee under the Owner Trust Agreement dated as of
October 21, 1998 (the "Owner Trust Agreement") between Fleet Real Estate, Inc. and First Security Bank, N.A., not in its individual capacity except as expressly set forth in the Agency Agreement, but solely as Trustee under the Owner Trust Agreement; and (ii) a Lease Agreement, dated as of October 21, 1998 (the "Lease Agreement"), between GelTex Pharmaceuticals, Inc. and First Security Bank, N.A., not in its individual capacity except as expressly set forth in the Lease Agreement, but solely as Trustee under the Owner Trust Agreement.

         "TAXES" shall mean any present or future tax (including, without limitation, any income, documentary, sales, stamp, registration, property or excise tax), assessment or other charge, levy, impost, fee, compulsory loan, charge or withholding.

         "364-DAY FACILITY REVOLVING CREDIT COMMITMENT" shall mean, for each Revolving Credit Lender, the obligation of such Lender to make 364-Day Facility Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding (a) in the case of any such Lender originally party hereto, the sum of (i) the amount set opposite the name of such Lender on the signature pages hereto under the appropriate caption: (a) "Initial 364-Day Facility Revolving Credit Availability", prior to the consummation of the Second Acquisition and satisfaction of the Second Acquisition Conditions Precedent, or (b) "Post-Second Acquisition 364-Day Facility Revolving Credit Commitment", upon and following the consummation of the Second Acquisition and satisfaction of the Second Acquisition Conditions Precedent plus (ii) the aggregate amount of 364-Day Facility Revolving Credit Commitments acquired by such Lender from other Lenders pursuant to Section 12.7(b) hereof minus (iii) the aggregate amount of 364-Day Facility Revolving Credit Commitments transferred by such Lender to one or more other Lenders pursuant to Section 12.7(b) hereof and (b) in the case of any such Lender that was not originally party hereto, (i) the aggregate amount of 364-Day Facility Revolving Credit Commitments acquired by such Lender from other Lenders pursuant to Section 12.7(b) hereof minus (ii) the aggregate amount of 364 Day Facility Revolving Credit Commitments transferred by such Lender to one or more other Lenders pursuant to Section 12.7(b) hereof, in each case, as such obligation may be reduced from time to time pursuant to Section 2.3 hereof.

         "364-DAY FACILITY REVOLVING CREDIT COMMITMENT TERMINATION DATE" shall be December 12, 2001.

         "364-DAY FACILITY REVOLVING CREDIT LOANS" shall have the meaning given in Section 2.1(b) hereof.

         "THREE-YEAR FACILITY REVOLVING CREDIT COMMITMENT" shall mean, for each Revolving Credit Lender, the obligation of such Lender to make Three-Year Facility Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding (a) in the case of any such Lender originally party hereto, the sum of (i) the amount set opposite the name of such Lender on the signature pages hereto under the appropriate caption: (a) "Initial Three-Year Facility Revolving Credit Availability", prior to the consummation of the Second Acquisition and satisfaction of the Second Acquisition Conditions Precedent, or (b) "Post-Second Acquisition Three-Year Facility Revolving Credit Commitment", upon and following the consummation of the Second Acquisition and satisfaction of the Second Acquisition Conditions Precedent, plus (ii) the aggregate amount of Three-Year Facility Revolving Credit

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Commitments acquired by such Lender from other Lenders pursuant to Section
12.7(b) hereof minus (iii) the aggregate amount of Three-Year Facility Revolving Credit Commitments transferred by such Lender to one or more other Lenders pursuant to Section 12.7(b) hereof and (b) in the case of any such Lender that was not originally party hereto, (i) the aggregate amount of Three-Year Facility Revolving Credit Commitments acquired by such Lender from other Lenders pursuant to Section 12.7(b) hereof minus (ii) the aggregate amount of Three-Year Facility Revolving Credit Commitments transferred by such Lender to one or more other Lenders pursuant to Section 12.7(b) hereof, in each case, as such obligation may be reduced from time to time pursuant to
Section 2.3 hereof.

         "THREE-YEAR FACILITY REVOLVING CREDIT COMMITMENT TERMINATION DATE" shall be December 14, 2003.

         "THREE-YEAR FACILITY REVOLVING CREDIT LOANS" shall have the meaning given in Section 2.1(a) hereof.

         "TYPE" shall have the meaning given such term in Section 1.3 hereof.

         "UNRESTRICTED CASH" shall mean cash and Cash Equivalents of the Company and its Wholly Owned Subsidiaries that are readily available to Company and not subject to any limitation or restriction on their use by the Company.

         "U.S. PERSON" shall mean a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

         "VOTING SHARES" shall mean all outstanding shares of any class or series (however designated) of Capital Stock entitled to vote generally in the election of members of the Board of Directors of the Company.

         "WHOLLY OWNED SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity to which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares or, in the case of a limited partnership, not more than 1% of the aggregate partnership interests issued by such limited partnership) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

       1.2.     ACCOUNTING TERMS AND DETERMINATIONS.

                (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders hereunder (which, prior to the

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       delivery of the first annual or quarterly financial statements under
       Section 9.1 hereof, shall mean the audited financial statements as at December 31, 1999 referred to in Section 8.2 hereof).

                (b) To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, the Company will not change its fiscal year.

         1.3. TYPES OF LOANS/FACILITIES. Loans hereunder are distinguished by "Type" and "Facility". The "Type" of a Loan refers to whether such Loan is a Prime Rate Loan or a LIBOR Loan. The "Facility" refers to whether such Loan is made under the Three-Year Facility or the 364-Day Facility.

Section 2.  COMMITMENTS, LOANS, NOTES AND PREPAYMENTS.

       2.1.     REVOLVING CREDIT LOANS.

                (a) THREE-YEAR FACILITY. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Closing Date to but not including the Three-Year Facility Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Three-Year Facility Revolving Credit Commitment of such Lender as in effect from time to time (such Loans being herein called "THREE-YEAR FACILITY REVOLVING CREDIT LOANS"); PROVIDED THAT (i) the Three-Year Facility Revolving Credit Loans outstanding shall not exceed $245,000,000 prior to the consummation of the Second Acquisition and satisfaction of the Second Acquisition Conditions Precedent; and (ii) in no event shall the Three-Year Facility Revolving Credit Loans at any time outstanding exceed the aggregate amount of the Three-Year Facility Revolving Credit Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Three-Year Facility Revolving Credit Commitments by means of Prime Rate Loans and LIBOR Loans and may Convert Three-Year Facility Revolving Credit Loans of one Type into Three-Year Facility Revolving Credit Loans of another Type (as provided in Section 2.8 hereof) or Continue Three-Year Facility Revolving Credit Loans of one Type as Three-Year Facility Revolving Credit Loans of the same Type (as provided in Section 2.8 hereof).

                (b) 364-DAY FACILITY. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Closing Date to but not including the 364-Day Facility Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the 364-Day Facility Revolving Credit Commitment of such Lender as in effect from time to time (such Loans being herein called "364-DAY FACILITY REVOLVING CREDIT LOANS"); PROVIDED THAT (i) the 364-Day Facility Revolving Credit Loans outstanding shall not exceed $105,000,000 prior to the consummation of the Second Acquisition and satisfaction of the Second Acquisition Conditions Precedent; and (ii) in no event shall the 364-Day Facility Revolving Credit Loans at any time outstanding exceed the aggregate amount of the

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       364-Day Facility Revolving Credit Commitments as in
       effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the 364-Day Facility Revolving Credit Commitments by means of Prime Rate Loans and LIBOR Loans and may Convert 364-Day Facility Revolving Credit Loans of one Type into 364-Day Facility Revolving Credit Loans of another Type (as provided in
       Section 2.8 hereof).

                (c) INTEREST PERIODS. No more than five separate Interest Periods in respect of LIBOR Loans may be outstanding at any one time.

                (d) REVOLVING CREDIT COMMITMENTS. In no event shall the Revolving Credit Loans at any time outstanding exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time. Prior to the consummation of the Second Acquisition and compliance with the Second Acquisition Conditions Precedent, the aggregate Revolving Credit Loans outstanding shall not exceed $350,000,000.00.

         2.2. BORROWINGS OF REVOLVING CREDIT LOANS. The Company shall give the Administrative Agent notice of each borrowing hereunder as provided in
Section 4.5 hereof, and the Administrative Agent shall promptly give each Lender notice thereof. Not later than 1:00 p.m. Boston, Massachusetts time on the date specified for each borrowing of Revolving Credit Loans hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at account number 1510351 maintained by the Administrative Agent with Fleet at the Principal Office, or, after written notice by the Administrative Agent to the Lenders, at such other account maintained by the Administrative Agent, in immediately available funds, for the account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Fleet at the Principal Office designated for the Company, or at such other account designated in writing by the Administrative Agent.

         2.3.     CHANGES OF COMMITMENTS.

                (a) (i) The aggregate amount of the 364-Day Facility Revolving Credit Commitments shall be automatically reduced to zero on the 364-Day Facility Revolving Credit Commitment Termination Date; and (ii) the aggregate amount of the Three-Year Facility Revolving Credit Commitments shall be automatically reduced to zero on the Three-Year Facility Revolving Credit Commitment Termination Date.

                (b) The Company shall have the right at any time or from time to time to reduce the aggregate unused amount of the Three-Year Facility Revolving Credit Commitments and the 364-Day Facility Revolving Credit Commitments (for which purpose the Revolving Credit Commitments shall be deemed to be utilized by the amount of the Revolving Credit Loans); PROVIDED that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.5 hereof, which notice shall specify the amount of the total reduction, and the amount of the reduction for each Facility, and (y) each partial reduction to the aggregate Revolving Credit Commitments

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       shall be in an aggregate amount at least equal to $5,000,000 (or any integral multiple of $1,000,000 in excess thereof).

                (c) The Commitments once terminated or reduced may not be reinstated.

         2.4. COMMITMENT FEE. The Company shall pay to the Administrative Agent for the account of each Lender a commitment fee on the daily average unused amount of such Lender's Commitment (without regard to whether the Borrower is permitted by the terms hereof to borrow the full amount of such Commitment and provided that, for the purposes only of calculating the commitment fee under this Section 2.4, each Lender's Commitment shall be calculated as if the Post-Second Acquisition 364-Day Facility Revolving Credit Commitments and the Post-Second Acquisition Three-Year Facility Revolving Credit Commitments were in effect), for the period from and including the date hereof to but not including the date such Commitment is terminated or expires, at a rate per annum equal to the Applicable Commitment Fee Rate. Accrued commitment fees shall be payable in arrears on each Quarterly Date and on the date the respective Revolving Credit Commitments are terminated or expire.

         2.5. LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

         2.6. SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor any Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.6 hereof) no Lender shall have any obligation to any Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder and under the Note to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or any Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

         2.7.     NOTES.

                (a) (i) The Three-Year Facility Revolving Credit Loans made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of EXHIBIT A hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Three-Year Facility Revolving Credit Commitment as originally in effect and otherwise duly completed; and (ii) the 364-Day Facility Revolving Credit Loans made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of EXHIBIT B hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its 364-Day Facility Revolving Credit Commitment as originally in effect and otherwise duly completed.

                (b) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and,

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       prior to any transfer of any Note evidencing the Loans held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; PROVIDED that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

                (c) No Lender shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's relevant Commitment, Loans and Note pursuant to Section 12.7 hereof (and, if requested by any Lender, the Company agrees to so exchange any Note).

         2.8. OPTIONAL PREPAYMENTS AND CONVERSIONS OR CONTINUATIONS OF LOANS. Subject to Section 4.4 hereof, the Company shall have the right to prepay Loans or to Convert Loans of one Type into Loans of another Type (within the same Facility) or Continue Loans of one Type as Loans of the same Type (within the same Facility), at any time or from time to time, PROVIDED that:

                (a) the Company shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section
       4.5 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); and

                (b) any prepayment or Conversion of LIBOR Loans on any day other than the last day of an Interest Period for such Loans shall be subject to the payment of any compensation payable pursuant to Section
       5.5 hereof.

Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Required Lenders shall) suspend the right of the Company to Convert any Loan into a LIBOR Loan, or to make or Continue any Loan as a LIBOR Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or made or Continued, as the case may be, as Prime Rate Loans.

Section 3.  PAYMENTS OF PRINCIPAL AND INTEREST.

         3.1. REPAYMENT OF LOANS. The Company hereby promises to pay to the Administrative Agent for account of each Lender (a) the entire outstanding principal amount of such Lender's 364-Day Facility Revolving Credit Loans, and each 364-Day Facility Revolving Credit Loan shall mature, on the 364-Day Facility Revolving Credit Commitment Termination Date; and (b) the entire outstanding principal amount of such Lender's Three-Year Facility Revolving Credit Loans, and each Three-Year Facility Revolving Credit Loan shall mature, on the Three-Year Facility Revolving Credit Commitment Termination Date.

         3.2. INTEREST. The Company hereby promises to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Revolving Credit Loan made by such Lender for the period from and including the date of such Loan to but

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excluding the date such Revolving Credit Loan shall be paid in full, at the following rates per annum:

                  (a) if such Loan is outstanding as a Prime Rate Loan, the Prime Rate (as in effect from time to time) PLUS the Applicable Margin; and

                  (b) if such Loan is outstanding as a LIBOR Loan, for each Interest Period relating thereto, the Adjusted LIBO Rate for such Loan for such Interest Period PLUS the Applicable Margin.

         During any period when an Event of Default shall have occurred and be continuing and upon notice from the Administrative Agent (provided either in its discretion or at the request of the Required Lenders) of an election to charge interest at the applicable Post-Default Rate, the Company hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on (i) each Loan and (ii) any amount owing hereunder (other than overdue principal of a Loan) that is not paid when due (whether at stated maturity, by acceleration, by mandatory or voluntary prepayment or otherwise).

         Accrued interest on each Loan shall be payable in arrears (i) in the case of a Prime Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.

Section 4.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

         4.1.     PAYMENTS.

                  (a) Except to the extent otherwise provided in this Agreement, all payments of principal, interest, and other amounts to be made by the Company under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at account number 58386988 maintained by the Company with the Administrative Agent, or at any other account designated in writing by the Administrative Agent, at the Principal Office, not later than 1:00 p.m. Boston, Massachusetts time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Obligors authorize the Administrative Agent to debit such account for all such payments.

                  (b) If any such payment owing to any Lender is not made when due (beyond any applicable grace period), such Lender may (but shall not be obligated to) debit the amount of any such payment to any ordinary deposit account of the Company with such Lender (with notice to the Company and the Administrative Agent).

                  (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Lender, subject to
         Section 4.2 specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the amount payable on the Loans, the Facility to which such payment applies, or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it, subject to Section 4.2 hereof, may determine to be appropriate).

                  (d) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

                  (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                  (f) Any payment of principal or interest on the Loans not paid within ten (10) days after the date such payment is due shall be subject to a late charge equal to five percent (5%) of the amount overdue.

                  (g) All payments by the Company hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Company is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Company with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Company will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Company. The Company will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Company hereunder or under such other Loan Document.

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         4.2. PRO RATA TREATMENT.  Except to the extent otherwise provided herein:

                  (a) each borrowing of Loans from the Lenders under Section 2.1 hereof shall be made from the Lenders, each payment of commitment fee under Section 2.4 hereof in respect of Commitments shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.3 hereof shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments under the respective Facility;

                  (b) except as otherwise provided in Section 5.4 hereof, LIBOR Loans having the same Interest Period shall be allocated pro rata among the Lenders according to the amounts of their respective Revolving Credit Commitments under the respective Facility (in the case of the making of Loans) or their respective Revolving Credit Loans under the respective Facility (in the case of Conversions and Continuations of Loans);

                  (c) each payment or prepayment of principal of Revolving Credit Loans by the Company shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans under the respective Facility held by them; and

                  (d) each payment of interest on Revolving Credit Loans by the Company shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans under the respective Facility then due and payable to the respective Lenders.

         4.3. COMPUTATIONS. Interest on Loans and commitment fees shall be computed on the basis of a year of 360 days and actual days elapsed, including the first day but excluding the last day occurring in the period for which payable.

         4.4. MINIMUM AMOUNTS. Except for Conversions or prepayments made pursuant to Section 5.4 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period).

         4.5. CERTAIN NOTICES. Notices by the Company to the Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans, of the respective Facility, and of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 10:00 a.m. Boston, Massachusetts time (or, in respect of: (i) borrowings to be made on the Closing Date; (ii) the Conversion into LIBOR Loans to be effected on December 18, 2000 in the principal amount of up to $168,000,000 of Loans; or (iii) the borrowing of LIBOR Loans to be effected on December 19, 2000 in the principal amount of up to $200,000,000 of Loans, not later than 4:00 p.m. Boston, Massachusetts time) on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                             Number of
                                                             Business
             Notice                                          Days Prior
             ------                                          ----------

             Termination or reduction
             of Commitments                                  3

             Borrowing or prepayment of,
             or Conversion into,
             Prime Rate Loans                                1

             Borrowing or prepayment of,
             Conversions into, Continuations
             as, or duration of Interest
             Period for, LIBOR Loans                         3

A notice of borrowing, Conversion, or Continuation may be given at any time when the sum of the aggregate outstanding Loans and the aggregate requested Loans exceeds the lesser of the aggregate availabilities or the aggregate Commitments; PROVIDED, HOWEVER, that Loans outstanding shall never exceed the lesser of the aggregate availability or the aggregate Commitments. Each such notice of termination or reduction shall specify the respective Facility and the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the amount to be borrowed, Converted, Continued or prepaid (subject to Section 4.4 hereof) and Type and the respective Facility of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day), and shall be in the form, as applicable, of either EXHIBIT H hereto (for each notice of borrowing),
EXHIBIT I hereto (for each notice of Conversion or Continuation), or EXHIBIT J hereto (for each notice of prepayment). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select a Facility or Type of Loan, or the duration of any Interest Period for any LIBOR Loan, within the time period and otherwise as provided in this Section 4.5, such
Loan: (i) if then outstanding as a LIBOR Loan, will be automatically Converted into a Prime Rate Loan under the same Facility as such LIBOR Loan on the last day of the then current Interest Period for such Loan, unless such Facility was the 364-Day Facility and the 364-Day Facility Revolving Credit Commitment Termination Date shall have occurred, in which case it will be made as a Prime Rate Loan under the Three-Year Facility; or (ii) if not then outstanding, will be made as, a Prime Rate Loan under the Three-Year Facility.

         4.6. NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT; DELINQUENT LENDERS.

                  (a) Unless the Administrative Agent shall have been notified by a Lender or the Company (the "PAYOR") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the

        Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent and the Administrative Agent has made the payment to the recipient(s), the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "ADVANCE DATE") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, PROVIDED that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the date of the notice from the Administrative Agent, then the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

                                    (i) if the Required Payment shall represent
                  a payment to be made by the Company to the Lenders, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Company under Section 3.2 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Company under said Section 3.2 to pay interest at the Post-Default Rate in respect of the Required Payment; and

                                    (ii) if the Required Payment shall represent
                  proceeds of a Loan to be made by the Lenders to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.2 hereof (without duplication of the obligation of the Company under Section 3.2 hereof to pay interest on the Required Payment), it being understood that the return by the Company of the Required Payment to the Administrative Agent shall not limit any claim the Company may have against the Payor in respect of such Required Payment.

                  (b) If for any reason any Lender shall fail or refuse to abide by its obligations under this Loan Agreement, including, without limitation, its obligation to make available to Administrative Agent its share of any Revolving Credit Loans, expenses, or setoff (a "Delinquent Lender"), any non-delinquent Lender shall have the right, but not the obligation, in its respective, sole and absolute discretion, to acquire (x) for no cash consideration (PRO RATA, based on the respective Commitments of those Lenders electing to exercise such right) the Delinquent Lender's Commitment to fund future Revolving Credit Loans; and (y) for consideration equal to the amount of the outstanding Revolving Credit Loans from such Lender (PRO RATA, based on the respective Commitments of those Lenders electing to exercise such right) the Delinquent Lender's rights with respect to outstanding Revolving Credit Loans (the rights purchased under clauses (x) and (y), the "Purchased Rights"), but only if, in the aggregate, all of the Delinquent Lender's rights with respect to outstanding Revolving Credit Loans and Commitments are acquired hereunder by one or more non-delinquent Lender(s). Upon any such purchase of the PRO RATA share of any Delinquent Lender's Purchased Rights, the Delinquent Lender's rights with respect to outstanding Revolving Credit Loans, Commitment, share in future Revolving Credit Loans, and rights under the Loan Documents with respect thereto shall terminate on the day of purchase (other than indemnification rights that survive termination of the Commitments under Section 12.8 hereof and rights to receive accrued but unpaid interest and fees through the date of purchase), and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interests (other than indemnification rights that survive termination of the Commitments under Section 12.8 hereof and rights to receive accrued but unpaid interest and fees through the date of purchase), including, if so requested, a Notice of Assignment (provided that the assignment fee in connection with such Notice of Assignment shall not be charged).

         4.7.     SHARING OF PAYMENTS, ETC.

                  (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to such Obligor and of the existence or adequacy of any security therefor), in which case it shall promptly notify such Obligor and the Administrative Agent thereof, PROVIDED that such Lender's failure to give such notice shall not affect the validity thereof.

                  (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                  (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this
         Section 4.7 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section
         4.7 to share in the benefits of any recovery on such secured claim.

Section 5.  YIELD PROTECTION, ETC.

         5.1.     ADDITIONAL COSTS.

                  (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change that:

                                    (i) shall subject any Lender (or its
                  Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Note or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Note in respect of any of such Loans (excluding any Taxes based on net income or in lieu of net income imposed on such Lender by the jurisdiction in which such Lender has its principal office or its Applicable Lending Office); or

                                    (ii) imposes or modifies any reserve,
                  special deposit or similar requirements (other than any thereof, including, without limitation, the Reserve Requirement, utilized in the determination of the Adjusted LIBO Rate or LIBO Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "LIBO Rate" in Section 1.1 hereof), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

                                    (iii) imposes any other condition affecting
                  this Agreement or its Note (or any of such extensions of credit or liabilities) or its Commitment.

If any Lender requests compensation from the Company under this Section 5.1(a), the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue LIBOR Loans, or to Convert Prime Rate Loans into LIBOR Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 hereof shall be applicable), PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                  (b) Without limiting the effect of the provisions of paragraph
         (a) of this Section 5.1, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Prime Rate Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.4 hereof shall be applicable).

                  (c) Without limiting the effect of the foregoing provisions of this Section 5.1 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

                  (d) Each Lender shall notify the Company of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (c) of this Section 5.1 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; PROVIDED that if (i) any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.1 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.1 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable opinion of such Lender, be disadvantageous to such Lender (including, without limitation, by reason of any economic, legal or regulatory cost or disadvantage that such Lender may bear or suffer by reason of such designation). Each Lender will furnish to the Company a certificate setting forth in reasonable detail the basis and amount of each request by such Lender for compensation under paragraph (a) or (c) of this
         Section 5.1. Determinations and allocations by any Lender for purposes of this Section 5.1 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.1, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.1, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.1, shall be conclusive, PROVIDED that such determinations and allocations are made on a reasonable basis.

         5.2. LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Rate for any Interest Period:

                  (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Rate" in Section 1.1 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

                  (b) the Required Lenders determine which determination shall be conclusive, and notify (or notifies, as the case may be) the Administrative Agent that the relevant rates of interest referred to in the definition of "LIBO Rate" in Section 1.1 hereof upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined do not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional LIBOR Loans, to Continue LIBOR Loans or to Convert Prime Rate Loans into LIBOR Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such Loans or Convert such Loans into Prime Rate Loans in accordance with Section 2.8 hereof.

         5.3. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other
Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section
5.4 hereof shall be applicable).

         5.4. TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Prime Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1 or 5.3 hereof, such Lender's LIBOR Loans shall be automatically Converted into Prime Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 5.1(b) or 5.3 hereof, on such earlier date as is required pursuant to applicable law or regulation and as such Lender may specify to the Company with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Prime Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Prime Rate Loans, and all Prime Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Prime Rate Loans.

If such Lender gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section 5.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, such Lender's Prime Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

         5.5. COMPENSATION. The Company shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

                  (a) any payment, mandatory or optional prepayment or Conversion of a LIBOR Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 hereof to be satisfied) to borrow, Continue or Convert a LIBOR Loan from such Lender on the date for such borrowing, Continuation or Conversion specified in the relevant notice given pursuant to Sections 2.2 and 4.5 hereof.

Without limiting the effect of the preceding sentence, such compensation shall, if so requested, include an amount equal to the product of: (a) the amount so paid, prepaid, Converted or not borrowed times (b) the excess of (i) the rate of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein (excluding, however, any Applicable Margin included therein) less
(ii) the rate of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market (for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender), which product shall be multiplied by a fraction the numerator of which is the number of days from the date of such occurrence to the last day of the applicable Interest Period and the denominator of which is 360 days.

         5.6. RATE SELECTION. If the Company has provided a notice of borrowing under Section 4.5 hereof and any Lender determines (which determination shall be conclusive and binding on the Company) that:

                  (a) deposits of the necessary amount for the selected Interest Period are not available to such Lender in either the London interbank market or the market for Federal funds transactions or, by reason of circumstances affecting such markets, adequate and reasonable means do not exist for ascertaining the LIBO Rate or the Federal Funds Rate for such Interest Period; or

                  (b) the LIBO Rate or the Federal Funds Rate, as applicable, will not adequately and fairly reflect the cost to such Lender of making or funding a Loan for such Interest Period; or

                  (c) the making or funding of Loans has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of such Lender, materially and adversely affects such Loans or the London interbank market or the market for Federal funds transactions;

then such Lender shall notify the Company of this condition and of the rate that the Lender has selected to apply to such Loan pursuant to the following sentence, provided, however, that the Company shall have the opportunity to withdraw such notice of borrowing prior to the making of the Loan on the date specified in the notice. If, after such notice from the Lender, the Company does not withdraw such notice of borrowing prior to the making of the Loan, then any notice of borrowing shall be deemed to be a notice to request a borrowing of such Loan at such higher rate per annum, if any, which in such Lender's opinion will adequately fairly compensate such Lender for the cost to such Lender of making or funding such Loan plus the Applicable Margin under this Agreement; or if such Lender determines that no such rate exists, then such Lender shall promptly notify the Agent and shall not be obligated to fund the Loan.

Section 6.  GUARANTEE.

         6.1. GUARANTEE. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and each Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or any Agent by the Company under this Agreement and under the Notes and by any Obligor under any of the other Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         6.2. OBLIGATIONS UNCONDITIONAL. The obligations of each Subsidiary Guarantor under Section 6.1 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company or any Obligor (other than such Subsidiary Guarantor) under this Agreement, the Notes, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.2 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

                                    (i) at any time or from time to time,
                  without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                                    (ii) any of the acts mentioned in any of the
                  provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                                    (iii) the maturity of any of the Guaranteed
                  Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any

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                  security therefor shall be released or exchanged in whole
                  or in part or otherwise dealt with; or

                                    (iv) any lien or security interest granted
                  to, or in favor of, any Agent or Agents or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Agent or any Lender exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

         6.3. REINSTATEMENT. The obligations of the Subsidiary Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Subsidiary Guarantors jointly and severally agree that they will indemnify each Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by such Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         6.4. SUBROGATION. Each Subsidiary Guarantor hereby agrees that, until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement, such Subsidiary Guarantor shall not exercise any right or remedy arising by reason of any performance by such Subsidiary Guarantor of its guarantee in Section 6.1 hereof, whether by subrogation or otherwise, against the Company or any other Obligor or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

         6.5. REMEDIES. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 10(g) or (h)) for purposes of Section 6.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 6.1.

         6.6. CONTINUING GUARANTEE. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

         6.7. RIGHTS OF CONTRIBUTION. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor (an "EXCESS FUNDING GUARANTOR") shall pay Guaranteed Obligations in excess of such Excess Funding Guarantor's Pro Rata Share (as defined below) of such Guaranteed Obligations (such excess payment, an "EXCESS PAYMENT"), each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence hereof), pay to such Excess Funding Guarantor an amount equal to such other Subsidiary Guarantor's Pro Rata Share (such Pro Rata Share, for the purpose of determining the amount due to the Excess Funding Guarantor under this
Section 6.7, to be determined without reference to the Excess Funding Guarantor) of such Excess Payment. The payment obligation of each other Subsidiary Guarantor to an Excess Funding Guarantor under this Section 6.7 shall be subordinate and subject in right of payment to the prior payment in full of the Obligations, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such Excess Payment until payment and satisfaction in full of the Obligations. For the purposes hereof, "PRO RATA SHARE" shall mean, with respect to each Subsidiary Guarantor, the ratio (expressed as a percentage) of (a) the net worth of such Subsidiary Guarantor (determined on an unconsolidated basis in accordance with GAAP as of the last day of the fiscal quarter of such Subsidiary Guarantor most recently ended prior to the date such Person became a Subsidiary Guarantor) to (b) the sum of the amounts determined pursuant to clause (a) for all of the Subsidiary Guarantors.

         6.8. LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate or partnership law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 6.1 hereof would otherwise, taking into account the provisions of
Section 6.7 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 6.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, any Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 7.  CONDITIONS PRECEDENT.

         7.1. INITIAL LOAN. The obligation of any Lender to make its initial Loan hereunder is subject to the satisfaction of each of the following conditions (with each document being satisfactory to each Agent and each Lender in form and substance):

                  (a) CORPORATE DOCUMENTS. The receipt by the Administrative Agent of (i) certified copies of the charter and by-laws (or equivalent constitutional documents) of each Obligor and Genzyme Securities Corporation, (ii) a long-form good standing certificate issued by the Secretary of State of the jurisdiction of incorporation or organization of each Obligor and Genzyme Securities Corporation and (iii) certified copies of all corporate or partnership authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Loan Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and each Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

                  (b) OFFICER'S CERTIFICATE. The receipt by the Administrative Agent of a certificate of a senior officer of the Company, dated the Closing Date, to the effect set forth in the first sentence of Section
         7.2 hereof.

                  (c) BORROWING NOTICE. The receipt by the Administrative Agent of the notice of borrowing required by Sections 2.2 and 4.5 hereof in the form of EXHIBIT H.

                  (d) OPINIONS OF COUNSEL TO THE OBLIGORS. The receipt by the Administrative Agent of an opinion, dated the Closing Date, of Palmer & Dodge LLP, special counsel to the Obligors, substantially in the form of EXHIBIT C hereto and covering such other matters as any Agent or any Lender may reasonably request.

                  (e) NOTES. The receipt by the Administrative Agent of Notes, duly completed and executed for each Lender.

                  (f) PLEDGE AGREEMENT. The receipt by the Administrative Agent of the Pledge Agreement in the form of EXHIBIT G, together with the certificates for all shares of capital stock of Genzyme Securities Corporation pledged thereunder and undated executed stock powers.

                  (g) SEARCH RESULTS. The receipt by the Administrative Agent of results satisfactory to the Administrative Agent of UCC, Federal and state tax lien and judgment searches conducted by a search firm acceptable to the Administrative Agent with respect to each Obligor in each jurisdiction specified by the Administrative Agent.

                  (h) INSURANCE. The receipt by the Administrative Agent of (i) certificates of insurance evidencing the existence of all insurance required to be maintained pursuant to Section 9.4 hereof and (ii) a certificate of a senior financial officer of the Company stating that the insurance obtained by it in accordance with the requirements of said Section 9.4 is in full force and effect and that all premiums then due and payable thereon have been paid.

                  (i) REPAYMENT OF EXISTING INDEBTEDNESS. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness (including, without limitation, any contingent or other amounts payable in respect of letters of credit) indicated on
         SCHEDULE 8.12A hereto that is to be repaid on the Closing Date shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness shall have been released (or arrangements for such release satisfactory to the Required Lenders shall have been made); in addition, the Administrative Agent shall have received from any Person holding any Lien securing any such Indebtedness, such Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as the Administrative Agent shall have requested to release and terminate of record the Liens securing such Indebtedness (or arrangements for such release and termination satisfactory to the Required Lenders shall have been made).

                  (j) NO ADVERSE LITIGATION OR PROCEEDING. The receipt by the Administrative Agent of a certificate of a senior officer of the Company to the effect that, on and as of the Closing Date and except as disclosed in SCHEDULE 8.3 hereto, no litigation or proceeding shall exist or (to the Company's knowledge) be threatened against the Company or any of its Subsidiaries, and, to the Company's knowledge, no law or regulation shall have been proposed (unless withdrawn) that could reasonably be expected to (i) have a Material Adverse Effect, (ii) materially and adversely affect the ability of the Obligors to perform their respective obligations under this Agreement or the other Loan Documents, (iii) materially and adversely affect the rights and remedies of the Agents and the Lenders under this Agreement or the Loan Documents or (iv) purport to adversely affect the Revolving Credit Loans or Commitments.

                  (k) CONSENTS, ETC. The receipt by the Administrative Agent of a certificate of a senior officer of the Company to the effect that, on and as of the Closing Date, all necessary governmental and third party consents and approvals in connection with the transactions contemplated by this Agreement have been obtained and remain in effect and that all applicable waiting periods have expired.

                  (l) PAYMENT OF FEES. The payment by the Company of such fees as the Company shall have agreed to pay or deliver to any Lender or any Agent in connection herewith, including, without limitation, any and all arrangement and administrative, syndication, or documentation fees due to any Agent, up-front fees due to the Lenders, and the reasonable fees and expenses of Brown, Rudnick, Freed & Gesmer, special counsel to Fleet in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Loan Documents and the making of the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

                  (m) INITIAL ACQUISITION DOCUMENTS. (i) The Company shall have made available to the Lenders signed copies of the Initial Acquisition Documents; (ii) the Administrative Agent shall have received the Company's certificate that the Initial Acquisition Documents most recently made available to the Lenders have not been amended, and that the transactions contemplated under the terms thereof have been consummated prior to or will be consummated contemporaneously with the Closing Date; and (iii) the Company shall have complied with Section
         9.13 hereof with respect to the entity that has become a Material Subsidiary by virtue of the Initial Acquisition.

                  (n) PRIOR CREDIT AGREEMENT. Either: (i) the Prior Credit Agreement Parties shall have delivered a written agreement executed by all of them terminating the Prior Agreement as of the Closing Date, in the form of EXHIBIT K hereto, and the Company shall have made all payments required thereunder; or (ii) the Company shall have delivered to the Administrative Agent (as defined under the Prior Credit Agreement) a notice of termination of the credit facilities under the Prior Credit Agreement, not less than three (3) Business Days (as defined in the Prior Credit Agreement) prior to the Closing Date hereof.

                  (o) OTHER DOCUMENTS. Such other documents as any Agent or any Lender or special counsel to Fleet may reasonably request.

                  (p) PRE-COMMITMENT FEE. The Company shall pay to the Administrative Agent for the account of each Lender a pre-commitment fee, for the period from and including December 7, 2000 to but not including the Closing Date, at a rate per annum equal to 0.10% of such Lender's Commitment (for the purposes only of calculating the pre-commitment fee under this Section 7.1(p), each Lender's Commitment shall be calculated as if the Post-Second Acquisition 364-Day Facility Revolving Credit Commitments and the Post-Second Acquisition Three-Year Facility Revolving Credit Commitments were in effect).


         7.2. INITIAL AND SUBSEQUENT EXTENSIONS OF CREDIT. The obligation of any Lender to make any Loan or otherwise extend any credit to the Company upon the occasion of each borrowing or other extension of credit hereunder is subject to the further conditions precedent that, both immediately prior to such borrowing or other extension of credit and also after giving effect thereto and to the intended use thereof:

                  (a) no Default shall have occurred and be continuing; and

                  (b) the representations and warranties made by the Company in
         Section 8 hereof, and by each Obligor in each of the other Loan Documents to which it is a party, shall be true and complete in all material respects on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

Section 8. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agents and the Lenders that:

         8.1. EXISTENCE. Each of the Company and the Material Subsidiaries: (a) is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate, partnership or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except to the extent that the failure to have any such license, authorization, consent or approval would not reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business

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conducted by it makes such qualification necessary and where failure so to qualify would not reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect.

         8.2. FINANCIAL CONDITION. The Company has heretofore furnished to each of the Lenders the audited Consolidated balance sheet of the Company as at December 31, 1999 and the related Consolidated statements of earnings, shareholders' equity and cash flows of the Company for the fiscal year ended on said date, with the report thereon of PricewaterhouseCoopers, and the unaudited Consolidated balance sheet of the Company as at September 30, 2000, and the related unaudited Consolidated statements of income and cash flows for the period ended on said date. All such financial statements fairly present in all material respects the Consolidated financial position of the Company as at said dates and the Consolidated results of its operations for the fiscal year and period ended on said dates (subject, in the case of such financial statements as at September 30, 2000, to normal year-end audit adjustments), all in accordance with GAAP and practices applied on a consistent basis. The Company does not on the date hereof have any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets or the notes thereto as at said dates. Since September 30, 2000, there has been no material adverse change in the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole, from that set forth in said financial statements as at said date.

         8.3. LITIGATION. Except as disclosed in SCHEDULE 8.3 hereto, (a) there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company, or any of its Subsidiaries that, if adversely determined (i) could (either individually or in the aggregate) be reasonably expected to (A) have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties, or prospects of the Company and its Subsidiaries, taken as a whole, other than the litigation described in writing prior to July 1, 2000 (the "Pre-Disclosed Litigation"); (B) adversely affect the ability of the Company or any Subsidiary Guarantor to perform its obligations under the Loan Documents; or (C) adversely affect the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents; or (ii) purports to adversely affect the credit facility described herein; and (b) there shall have been no adverse change in the status, or financial effect on the Company or any of its Subsidiaries, of the Pre-Disclosed Litigation from that described in writing prior to July 1, 2000.

         8.4. NO BREACH. The execution and delivery of this Agreement and the Notes and the other Loan Documents, the consummation of the transactions herein and therein contemplated and the compliance with the terms and provisions hereof and thereof do not and will not: (a) conflict with, violate or result in a breach of, or require any consent under the charter or by-laws (or equivalent constitutional documents) of any Obligor; (b) violate or result in a breach of any applicable law or regulation; (c) conflict with, violate or result in a breach of, or require any consent under any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject; (d) constitute a default, or result in the termination of any commitment to extend credit, under any such agreement or instrument; or (e) result in the creation or

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imposition of any Lien upon any Property of the Company or any of its
Subsidiaries pursuant to the terms of any such agreement or instrument (except for any Lien created by the Pledge Agreement); except to the extent, with respect to the foregoing clauses (c) and (d), any such conflict, violation, breach or default, or the failure to have any such consent, (i) could not reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect and (ii) does not and will not result in any liability of the Administrative Agent or any Lender or in the acceleration or required prepayment of any Indebtedness or the termination of any commitments to extend credit.

         8.5. ACTION. Each Obligor has all necessary corporate or partnership power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or partnership action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Loan Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms.

         8.6. APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of the Loan Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for approvals, authorizations, consents, filings and registrations that have already been obtained or made.

         8.7. USE OF CREDIT. None of the Obligors is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans or other extensions of credit hereunder will be used to buy or carry any Margin Stock.

         8.8. ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Lenders under Section 9.1(e) hereof.

         8.9. TAXES. The Company and its Subsidiaries have filed all income tax returns and all other material tax returns in all jurisdictions in which such returns are required to have been filed by any of them and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments in any material amount payable by any of them pursuant to any assessment received by the Company or any of its Subsidiaries, except for any such taxes and assessments (x) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and (y) with respect to which the Company or one of its Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Company and its

Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, local and foreign taxes or other impositions in respect of the Company or any of its Subsidiaries.

         8.10. INVESTMENT COMPANY ACT. None of the Obligors is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         8.11. PUBLIC UTILITY HOLDING COMPANY ACT. None of the Obligors is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or an "electric company," within the meaning of Massachusetts General Laws, Chapter 164, as amended.

         8.12.    BORROWING AGREEMENTS AND LIENS.

                  (a) Part A of SCHEDULE 8.12 hereto includes a complete and correct list, as of the date hereof, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries the aggregate principal or stated amount of which equals or exceeds (or may equal or exceed) $1,000,000, and the aggregate principal or stated amount outstanding or that may become outstanding under each such arrangement is, as of the date hereof, correctly described in Part A of said SCHEDULE 8.12.

                  (b) Part B of SCHEDULE 8.12 hereto is a complete and correct list, as of the date hereof, of each Lien securing Indebtedness of any Person the aggregate principal or stated amount of which equals or exceeds (or may equal or exceed) $1,000,000 and covering any property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is, as of the date hereof, correctly described in said SCHEDULE 8.12.

         8.13. COMPLIANCE WITH LAWS INCLUDING ENVIRONMENTAL AND SAFETY MATTERS. Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable federal, state, county and local statutes, laws, rules, regulations, codes and ordinances and orders and directives including, without limitation, all Environmental Laws, health and safety statutes and regulations and specifically the Federal Food, Drug and Cosmetic Act, and the regulations promulgated thereunder, the effect of the non-compliance with which would have a Material Adverse Effect. To the knowledge of the Company, the Company and its Subsidiaries are not subject to any material judicial or administrative proceedings alleging the violation of any applicable law or regulation and neither the Company or its Subsidiaries is the subject of any federal, state or local investigation regarding, among other matters, the Release of any Hazardous Material into the environment, the results of which would reasonably be likely to materially and adversely affect the Company and its Subsidiaries' financial condition, operations, business or prospects, taken as a whole. Neither the Company or its Subsidiaries has any contingent liabilities in connection with any Release of any Hazardous Material into the environment which would reasonably be likely to materially and adversely affect the Company and its Subsidiaries' financial condition, operations, businesses or prospects, taken as a whole.

         8.14. SUBSIDIARIES, ETC. Set forth on SCHEDULE 8.14 hereto is a list of all of the Subsidiaries of the Company as of the date hereof complete and correct in all material respects, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests, and (iv) a list of each Subsidiary of the Borrower, the total assets of which, as of December 31, 1999, equaled or exceeded three percent (3%) of the Consolidated total assets of the Borrower and its Subsidiaries taken as a whole, together, for each such Subsidiary, with an expression of the ratio, as of December 31, 1999, of the total assets of such Subsidiary to the Consolidated total assets of the Company and its Subsidiaries, each as reported in the books and records of the Company and its Subsidiaries, and as calculated in accordance with GAAP. Except as disclosed in SCHEDULE 8.14 hereto, (x) each of the Company and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in
SCHEDULE 8.14 hereto, and (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable.

         8.15. TITLE TO ASSETS; ETC. The Company and its Subsidiaries own and have on the date hereof good and marketable or merchantable title (subject only to Liens permitted by Section 9.6 hereof) to the material Properties shown to be owned in the audited financial statements referred to in Section 8.2 hereof (other than properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 9.5 hereof). The Company and its Subsidiaries own and have on the date hereof good and marketable or merchantable title to, or lease, and enjoy on the date hereof peaceful and undisturbed possession of, all material Properties (subject only to Liens permitted by Section 9.6 hereof) that are necessary for the operation and conduct of its businesses.

         8.16. INTELLECTUAL PROPERTY RIGHTS. Except with respect to events or matters which are not reasonably expected to have a Material Adverse Effect, (a) the Company and its Subsidiaries own or license all material Intellectual Property necessary for the conduct of its business as presently conducted; (b) all material agreements pursuant to which the Company and its Subsidiaries license the manufacture, marketing or sale of products employing its Intellectual Property are in full force and effect; (c) no claims, demands, suits, or proceedings are pending or, to the knowledge of the Company and its Subsidiaries, threatened which impair their rights in any material Intellectual Property used in the conduct of their business or any material agreement relating thereto; and (d) the Company and its Subsidiaries have not infringed (without any license therefor) any Intellectual Property of any other Person, and the present conduct of the Company and its Subsidiaries' business does not infringe any such rights in any way which would have a Material Adverse Effect.

         8.17. YEAR 2000 COMPLIANCE. The Company has taken all reasonably necessary action to access and evaluate all of the hardware, software, embedded microchips and other processing capabilities it uses and which is used in the products it sells, directly or indirectly, and has made inquiry of the Company's and its Subsidiaries' material suppliers and vendors, to

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be able to ensure that the Company and its Subsidiaries and each product they sell will be able to function accurately and without interruption using date information before, during and after January 1, 2000 sufficiently so as not to cause a Material Adverse Effect. The Company and its Subsidiaries have corrected, on or before September 30, 1999, all such problems that are reasonably likely to have a Material Adverse Effect, and the cost of any reprogramming and testing has not and is not reasonably likely to have a Material Adverse Effect.

         8.18. TRUE AND COMPLETE DISCLOSURE. The reports, financial statements, exhibits, schedules and other documents furnished by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

         8.19.    INITIAL ACQUISITION DISCLOSURE.

                  (a) As of the Closing Date, the Initial Acquisition Documents and the transactions contemplated thereunder have been duly executed, delivered, and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as may be disclosed to Administrative Agent and consented to in writing by the Administrative Agent) of all conditions precedent set forth therein and, giving effect to the terms of the Initial Acquisition Documents and the assignments to be executed and delivered thereunder, the Company acquired and has good and marketable title to the Purchased Initial Stock, free and clear of all claims, liens, pledges and encumbrances of any kind, except as permitted hereunder.

                  (b) As of the Closing Date, all actions and proceedings required by the Initial Acquisition Documents, applicable law or regulation (including, but not limited to, compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended) have been taken and the transactions required thereunder shall have been duly and validly taken and consummated.

                  (c) As of the Closing Date, no court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Initial Acquisition Documents and no governmental or other action or proceeding shall have been threatened or commenced, seeking any

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         injunction, restraining order, or other order which seeks to void or otherwise modify the transactions described in the Initial Acquisition Documents.

Section 9. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Lenders and the Agents that, so long as any Commitment, or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

         9.1. FINANCIAL STATEMENTS ETC.: The Company shall deliver to each of the Lenders:

                  (a) as soon as available and in any event within the later of 45 days after the end of the first three quarterly fiscal periods of each fiscal year of the Company or the deadline for the Company's Form 10-Q filing for public record with the U.S. Securities and Exchange Commission, Consolidated statements of earnings, shareholders' equity and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related Consolidated balance sheets of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form, to the extent such figures appear therein, the corresponding Consolidated figures for the corresponding periods in the preceding fiscal year accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said Consolidated financial statements present fairly in all material respects the Consolidated financial position and results of operations of the Company and its Subsidiaries, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (b) as soon as available and in any event within the later of 90 days after the end of each fiscal year of the Company or the deadline for the Company's Form 10-K filing for public record with the U.S. Securities and Exchange Commission, Consolidated statements of earnings, shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year and the related Consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form, to the extent such figures appear therein, the corresponding Consolidated figures for the preceding fiscal year, and accompanied by a report thereon of independent certified public accountants of recognized national standing, which report shall state that said Consolidated financial statements present fairly in all material respects the Consolidated financial position and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, consistently applied;

                  (c) simultaneously with the delivery of the financial statements required under Section 9.1(a) and (b) above, (i) a copy of the Company's Form 10-Q or 10-K filing made for the periods covered by such financial statements or, if such filings are not available, a brief narrative description of material businesses and financial trends and developments and significant transactions that have occurred in the period or periods covered thereby, together with (ii) a Compliance Certificate as of the date of such financial statements, in the form attached as EXHIBIT D hereto;

                  (d) promptly upon their becoming available, copies of all (i) regular, periodic and special reports that the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) pursuant to the Securities Exchange Act of 1934, as amended (ii) financial statements, reports, notices or proxy or other statements sent to shareholders of the Company, (iii) business plans and financial statement forecasts, when and to the extent prepared and distributed to other creditors of the Company; and (iv) press releases and other statements generally made available by the Company to the public concerning material developments in the business of the Company;

                  (e) as soon as possible and in any event within five (5) days after any officer of Company obtains knowledge thereof: (i) Company's failure to make any required payment to any Plan in sufficient amount to comply with ERISA and the Code on or before the due date for such payment; (ii) the occurrence or expected occurrence of any "reportable event" under ERISA, "prohibited transaction" or "accumulated funding deficiency" with respect to any Plan; (iii) receipt by Company of any notice (A) from a Multiemployer Plan regarding the imposition of withdrawal liability; or (B) of the institution, or expectancy of the institution, of any proceeding or any other action which may result in the termination of any Plan, or Company's withdrawal or partial withdrawal from any Plan;

                  (f) promptly after the Company knows that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto (a "Notice of Default");

                  (g) within thirty (30) days of obtaining knowledge thereof, the Company shall provide Lender with a written notice and reasonable description of any events or conditions which, if they existed and were known to the Company on the date of this Agreement, would have violated the warranty and representation made in Section 8.16 (dealing with Intellectual Property Rights);

                  (h) within sixty (60) days after the due date for delivery of the items under Sections 9.1(a) and 9.1(b) hereof, a listing of each Subsidiary of the Borrower, the total assets of which equaled or exceeded, as of the end of the period covered by such report, three percent (3%) of the Consolidated total assets of the Borrower and its Subsidiaries taken as a whole, together with, for each such Subsidiary, an expression of the ratio of the total assets of such Subsidiary to the Consolidated total assets of the Company and its Subsidiaries, each as reported in the books and records of the Company and its Subsidiaries and as calculated in accordance with GAAP;

                  (i) from time to time such other information regarding the Property, operations, business, financial condition or prospects of the Company or any of its Subsidiaries as any Lender or any Agent may reasonably request.

         9.2. LITIGATION. Promptly after the Company obtains knowledge thereof, the Company will give notice to each Lender of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

         9.3.     EXISTENCE, ETC..  The Company:

                  (a) (i) will preserve and maintain its legal existence; (ii) will preserve and maintain and all of its material rights, privileges, licenses and franchises; and (iii) will cause each of its Material Subsidiaries to, preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (PROVIDED that nothing in this Section 9.3 shall prohibit any transaction expressly permitted under Section 9.5 hereof);

                  (b) will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect;

                  (c) will, and will cause each of its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP consistently applied, and except for any such tax, assessment, charge or levy the failure to pay which would not have a Material Adverse Effect;

                  (d) will, and will cause each Obligor to, maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

                  (e) will, and will cause each of its Subsidiaries to, keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and

                  (f) will, and will cause each of its Material Subsidiaries to, permit representatives of any Lender or any Agent, upon reasonable advance notice to the Company or such Material Subsidiary and during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be); PROVIDED THAT (i) the Agents and the Lenders will endeavor to cooperate with the Company or such Material Subsidiary in order to minimize any interference with its normal business operations that may result from any such inspection and (ii) except as otherwise provided in Section 12.3 hereof, all expenses of the Agents and the Lenders in connection with the exercise of their rights under this Section 9.3(f) shall be for their own account.

         9.4. INSURANCE. The Company will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect

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to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

         9.5.     PROHIBITION OF FUNDAMENTAL CHANGES.

                  (a) MERGER, CONSOLIDATION, ETC. The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

                  (b) ACQUISITIONS. The Company will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person.

                  (c) SALE OF ASSETS. The Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests) other than the sale of inventory in the course of business.

                  (d) EXCEPTIONS. Notwithstanding the foregoing provisions of this Section 9.5 (provided, however, that nothing in the following clauses shall permit the Company to effect a transaction, disposition, or transfer that is prohibited by the Pledge Agreement):

                                    (i) any Subsidiary of the Company may be
                  merged or consolidated with or into, or have its assets liquidated and distributed to, the Company or any other Subsidiary of the Company; PROVIDED that (x) if any such merger or consolidation shall be with the Company, the Company shall be the Person surviving such merger or consolidation,
                  (y) if any such merger or consolidation shall be between any Subsidiary of the Company and a Wholly Owned Subsidiary of the Company, such Wholly Owned Subsidiary shall be the Person surviving such merger or consolidation, (z) if any such merger or consolidation shall be between a Subsidiary Guarantor and a Subsidiary of the Company that is not a Subsidiary Guarantor (other than Genzyme Securities Corporation), and such Subsidiary Guarantor is not the continuing or surviving Person, then the continuing or surviving Person shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents and (aa) if any such merger or consolidation shall be between Genzyme Securities Corporation and a Subsidiary of the Company that is not a Subsidiary Guarantor, and Genzyme Securities Corporation is not the continuing or surviving Person, then the Company and its Subsidiaries shall, or shall cause the holder of the stock in such continuing or surviving Person, to execute and deliver a Pledge Agreement in substantially the form of EXHIBIT G, together with the certificates for all shares of capital stock of the continuing or surviving Person pledged thereunder and undated stock powers;

                                    (ii) the Company and its Subsidiaries may
                  acquire any assets used or useful in the lines of business permitted under Section 9.10 or the stock or other equity interests or rights as a holder of indebtedness of any Person that is engaged in a line of business permitted to the Company under Section 9.10 or merge any Person that is in a line or lines of business permitted under Section 9.10 with the Company or a Subsidiary or the Company or a Subsidiary with any such Person (provided that the conditions in the provisos in Section 9.5(d)(i) are satisfied with respect to such merger) provided that at the time of the consummation of any such transaction and after giving effect thereto, the Company shall be in compliance with the covenants in Section 9.9 as of the end of the most recent fiscal quarter or annual period of the Company and the transaction will not be reasonably likely to result in the noncompliance with such financial covenants;

                                    (iii) the Company or any of its Subsidiaries
                  may purchase inventory and other Property to be sold or used in the ordinary course of business, make Investments permitted by Section 9.8 hereof and make Capital Expenditures in the ordinary course of its business;

                                    (iv) the Company or any Subsidiary of the
                  Company may convey, sell, lease, loan, transfer or otherwise dispose of any or all of its Property to the Company or any other Subsidiary of the Company (and the Company or such other Subsidiary may acquire such Property); PROVIDED that if any such conveyance, sale, lease, loan, transfer or other disposition is to a Subsidiary (other than Genzyme Securities Corporation) that is not a Subsidiary Guarantor and relates to all or any material part of the Property of the Company or a Subsidiary Guarantor, then the Company shall cause such transferee Subsidiary to assume, and such transferee Subsidiary shall assume, all of the obligations of the Company or such Subsidiary Guarantor hereunder and under the other Loan Documents; and PROVIDED, further, that the Company or such Subsidiary Guarantor shall remain fully obligated as an Obligor hereunder;

                                    (v) the Company or any Subsidiary may
                  convey, sell, lease, transfer or otherwise dispose of any non-material Property (of the Company and its Subsidiaries, taken as a whole) including equity interests in any Person and the licensing of patents and product rights; and

                                    (vi) the Company or any Subsidiary may
                  lease or sublease any of its real Property.

         9.6. LIMITATION ON LIENS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

                  (a) Liens in existence on the date hereof, including, without limitation, Liens required to be listed on SCHEDULE 8.12 (parts A and B) hereto (excluding, however, Liens securing Indebtedness to be repaid with the proceeds of Loans hereunder, as indicated on said SCHEDULE 8.12 (parts A and B), from and after the date of such repayment);

                  (b) Liens imposed by any governmental authority for taxes, assessments or charges not in excess of $1,000,000 or not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

                  (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained or the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

                  (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                  (e) (i) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and (ii) Liens arising from a seller's title retention provisions with respect to goods or services acquired in the ordinary course of business;

                  (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (g) Liens on Property of any Person that becomes a Subsidiary of the Company after the date hereof, PROVIDED that such Liens are in existence at the time such Person becomes a Subsidiary of the Company and were not created in anticipation thereof;

                  (h) Liens upon fixed or capital assets to secure Purchase Money Indebtedness or Capital Lease Obligations of the Company or a Subsidiary; PROVIDED, THAT, (i) such Lien does not extend to or cover any other Property of the Company or such Subsidiary and (ii) such Lien does not secure any Indebtedness other than the Indebtedness so incurred;

                  (i)      Intentionally omitted;

                  (j) Liens on the Genzyme (UK) Limited manufacturing facility and equipment securing the repayment of the Indebtedness permitted under Section 9.7(i);

                  (k) Liens arising from or upon any judgment or award, provided that such judgment or award is being contested in good faith by proper appeal proceedings, such judgment or award is not secured by any Lien which is not discharged within thirty (30) days, and only so long as execution thereon shall be stayed;

                  (l) Liens securing Indebtedness otherwise permitted under
         Section 9.7 (other than Subordinated Debt) that does not exceed, in the aggregate, $1,000,000 at any one time outstanding; and

                  (m) Liens now or hereafter granted to the Agents or Lenders under the Loan Documents.

         9.7. INDEBTEDNESS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume, or suffer to exist any Indebtedness except:

                  (a) Indebtedness to the Lenders hereunder and under the other Loan Documents;

                  (b) Indebtedness outstanding on the date hereof including Indebtedness in excess of $1,000,000 that is required to be listed on
         SCHEDULE 8.12 hereto (excluding however, the Indebtedness to be repaid with the proceeds of Loans hereunder, as indicated on said SCHEDULE 8.12, from and after the date of such repayment);

                  (c) Indebtedness of (i) Subsidiaries of the Company to the Company, (ii) the Company to any of its Subsidiaries or (iii) of Subsidiaries to Subsidiaries, PROVIDED, HOWEVER, that any Indebtedness of the Company to any of its Subsidiaries (other than the Subsidiary Guarantors and Genzyme Securities Corporation), and any Indebtedness of any Subsidiary Guarantor or Genzyme Securities Corporation to any of the Company's other Subsidiaries (other than the Subsidiary Guarantors and Genzyme Securities Corporation), shall be subject to a subordination agreement unconditionally providing that: (x) such Indebtedness is subordinate and subject in right of payment to the prior payment in full of the Obligations; (y) that no payments shall be made on such Indebtedness, nor shall the holder of such Indebtedness exercise any right or remedy with respect to such Indebtedness, until payment and satisfaction in full of the Obligations; and (z) notwithstanding clauses (x) and (y), payments may be made on account of such Indebtedness UNLESS there has occurred an Event of Default that is continuing or such payment(s) would result in an Event of Default;

                  (d) Indebtedness constituting Purchase Money Indebtedness or Capital Lease Obligations incurred in the ordinary course of Company's or such Subsidiaries' business;

                  (e) Indebtedness under or in respect of currency exchange contracts or interest rate protection obligations incurred in the ordinary course of business;

                  (f) Indebtedness in connection with performance bonds or letters of credit obtained and issued in the ordinary course of business, including letters of credit related to insurance associated with claims for work-related injuries;

                  (g) Subordinated Debt;

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                  (h) Indebtedness incurred to renew, extend, refinance or
         refund any Indebtedness expressly permitted by any of the clauses of this Section 9.7; and

                  (i) additional Indebtedness of the Company and its Subsidiaries, including Indebtedness incurred to finance the construction of manufacturing facilities and the acquisition of the equipment for Genzyme (UK) Limited, up to but not exceeding ten percent (10%) of the book value of the Consolidated Tangible Assets, calculated in accordance with GAAP (in determining whether additional Indebtedness exceeds the ten percent (10%) maximum under this Section 9.7(i), any Indebtedness of the Company or any Subsidiary that is Guaranteed by the Company or any Subsidiary, collectively with the Indebtedness consisting of any Guarantee of such Subsidiary's or Company's Indebtedness, shall together be deemed a single item of Indebtedness (in the amount of the primary obligor's Indebtedness)).

         9.8. INVESTMENTS. The Company will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except Investments made in the ordinary course of business of the Company or its Subsidiaries or that would be permitted under the terms of Section 9.5.

         9.9. FINANCIAL COVENANTS.

                  (a) CONSOLIDATED QUICK RATIO. The Company will not permit the Consolidated Quick Ratio on the last day of any fiscal quarter of the Company to be less than 1.50 to 1.00 (commencing with the fiscal quarter of the Company ending in June, 2000).

                  (b) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Company will not permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Company (commencing with the period of four consecutive fiscal quarters of the Company ending in June, 2000) to be less than 3.00 to 1.00.

                  (c) CONSOLIDATED LEVERAGE RATIO. The Company will not permit, as of the last day of any fiscal quarter (commencing with the fiscal quarter of the Company ending in June, 2000), the ratio of (a) Consolidated Funded Debt less all Unrestricted Cash and Marketable Investments of the Company and its Consolidated Subsidiaries in excess of $125,000,000; to (b) Consolidated EBITDA of the Company for the period of four consecutive fiscal quarters then ended to exceed 2.00 to 1.00.

         9.10. LINES OF BUSINESS. The Company will not, and will not permit any of its Subsidiaries to, engage to any significant extent in any line or lines of business activity other than the biotechnology, pharmaceutical, medical devices, therapeutic products, medical products, and medical services and diagnostic services businesses.

         9.11. USE OF PROCEEDS. The Company will use the proceeds of the Loans hereunder to finance transactions permitted under Section 9.5 and to finance the ongoing working capital and other general corporate needs of the Company and its Subsidiaries (in each case, in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations U and X and the Securities Act of 1933 and the Securities Exchange Act

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of 1934); PROVIDED that neither any Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

         9.12. CERTAIN OBLIGATIONS RESPECTING COMPANY AND SUBSIDIARIES.

                  (a) Except as permitted under Section 9.5 hereof, the Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Company and each of its Subsidiaries at all times collectively own (subject to no Lien other than the Lien granted under the Pledge Agreement) at least the same percentage of the issued and outstanding shares of each class of stock or other equity ownership interests of each of its Subsidiaries as is collectively owned by the Company and its Subsidiaries on the Closing Date.

                  (b) The Company will not, and will not permit any of its Material Subsidiaries to, enter into, after the Closing Date, any indenture, agreement, instrument or other arrangement (other than entering into one or more of the Loan Documents) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or other Investments or the sale, assignment, transfer or other disposition of Property, other than (i) any indenture, agreement, instrument or other arrangement relating to Indebtedness of a Subsidiary of the Company acquired by the Company after the date hereof which was entered into by such Subsidiary prior to the date on which the Company acquired such Subsidiary (and which was not entered into in contemplation of such acquisition), provided that the terms and conditions thereof only relate to such Subsidiary and not the Company or its other Subsidiaries and are no more restrictive than the terms and conditions hereof, (ii) any indenture, agreement, instrument or other arrangement effecting the refinancing of any Indebtedness referred to in clause (i) above so long as the prohibitions and restrictions contained in the documents relating to such refinancing are as a whole no less favorable to the Lenders or the obligor in respect of such Indebtedness than the prohibitions and restrictions contained in the documents relating to the Indebtedness being refinanced, (iii) customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict transfer of rights under the related lease, (iv) restrictions on the transfer of or the granting of Liens on Property of the Company or any of its Subsidiaries subject to a Lien expressly permitted by Section
         9.6 hereof securing Indebtedness expressly permitted by Section 9.7 hereof to the extent such restrictions are contained in documents evidencing or relating to such Indebtedness and (v) restrictions on the transfer of Property of the Company or any of its Subsidiaries that is the subject of a disposition expressly permitted by Section 9.5 hereof to the extent such restrictions are contained in the documents relating to such disposition.

         9.13. ADDITIONAL SUBSIDIARY GUARANTORS. In the event that the Company shall, after the date of this Agreement, hold or acquire any Material Subsidiary that is not already a Subsidiary Guarantor, the Company will, and will cause each of its other Subsidiaries to, immediately cause such Material Subsidiary
(a) to execute and deliver to each Agent and each Lender a joinder agreement in the form of EXHIBIT E hereto, and (b) to deliver such proof of corporate action, incumbency of officers, opinions of counsel (it being agreed that any such

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opinion may be an opinion of internal counsel qualified to practice law in the jurisdiction(s) relevant to such opinion) and other documents as are consistent with those delivered by the Company pursuant to Section 7.1 hereof or as the Administrative Agent shall have reasonably requested. Upon execution and delivery by such Material Subsidiary of any agreement referred to in the foregoing clauses, each of the representations and warranties in
Section 8 hereof with respect to such Material Subsidiary and each Loan Document to which it shall have become a party shall be deemed made by the Company.

         9.14. SUBORDINATED DEBT. The Company shall not, and shall cause its Subsidiaries to not, make any prepayments of principal, any non-mandatory payments of principal, or any other payments of principal other than regularly scheduled payments of principal on account of Subordinated Debt, other than by conversion to Capital Stock or other equity of the Company or other Subordinated Debt.

Section 10. EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) The Company shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of or interest on any Loan, provided, however, that as to the non-payment of interest, there shall be a one (1) Business Day grace period without any requirement of notice, but the Company shall not be entitled to such grace period more than once in any consecutive twelve-month period; or

                  (b) The Company shall default in the payment of any fee or any other amount (other than principal of or interest on any Loan) payable by it hereunder or under any other Loan Document and such default shall continue unremedied for a period of five (5) days after notice to the Company from the Administrative Agent; or

                  (c) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating to at least $5,000,000 (after the expiration of any grace period originally provided for); or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

                  (d) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by any Obligor, or any certificate furnished to any Lender or any Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                  (e) (i) The Company shall default in the performance of any of its obligations under any of Sections 9.1(c), 9.1 (e), 9.1(f), 9.1(g), 9.3(a)(i), 9.3(f), 9.5, 9.6, 9.7, 9.9, 9.10, 9.11, 9.12, 9.13, and 9.14
         hereof; or

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                              (ii)  The Company shall default in the performance
         of any of its obligations under any of Sections 9.1(a), 9.1(b), or 9.1(h) hereof, provided, however, that as to these sections, there shall be a ten (10) Business Day grace period without any requirement of notice, but the Company shall not be entitled to such grace period more than once in any consecutive twelve-month period; or

                              (iii) The Company shall default in the performance of any of its obligations under Section 9.2 hereof, provided, however, that as to this section, there shall be a thirty (30) day grace period without any requirement of notice; or

                               (iv)   Any Obligor shall default in the
         performance of any of its other obligations in this Agreement or any other Loan Document and such default (if remediable) shall continue unremedied for a period of 30 or more days after notice thereof to the Company by the Administrative Agent or any Lender (through the Administrative Agent); or

                  (f) The Company or any of its Material Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (g) The Company or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to convert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) cause or be subject to any event with respect to it which, under the applicable laws of any foreign jurisdiction, has an analogous effect to any of the events specified in the foregoing clauses (i) to (v) or
         (vii) take any corporate action for the purpose of effecting any of the foregoing; or

                  (h) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Material Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Material Subsidiary or of all or any substantial part of its Property, (iii) similar relief in respect of the Company or such Material Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days or (iv) relief with respect to it which, under the applicable laws of any foreign jurisdiction, has an analogous effect to any of the actions specified in foregoing clauses (i) to (iii); or an order for relief against the Company or such Material Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

                  (i) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate, or imposing injunctive or other equitable relief which would have a Material Adverse Effect (exclusive of judgment amounts fully covered by insurance where the insurer has a claims paying ability rated AA- or better from S&P or a financial strength rating of AA or better from Moody's) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge) or vacated, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (j) An event or condition specified in Section 9.1(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Required Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Required Lenders, would (either individually or in the aggregate) have a Material Adverse Effect; or

                  (k) There shall have been asserted against the Company or any of its Subsidiaries an Environmental Claim that, in the judgment of the Required Lenders is reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

                  (l) Any Fundamental Change shall occur; or

                  (m) The Administrative Agent shall cease to have a perfected, first-priority security interest in the stock of Genzyme Securities Corporation (unless it holds a perfected, first-priority security interest in the surviving entity under the terms of Section 9.5(d)(i) hereof);

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (g) or (h) of this Section 10 with respect to any Obligor, upon request of the Required Lenders, (A) the Administrative Agent shall, by notice to the Company, terminate the Commitments and they shall thereupon terminate, and (B) the Administrative Agent shall, by notice to the Company declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.5 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (g) or (h) of this
Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans

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and all other amounts payable by the Obligors hereunder and under the Notes
(including, without limitation, any amounts payable under Section 5.5 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

Section 11.    THE AGENTS

         11.1. APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Agent (which term as used in this sentence and in Section 11.5 and the first sentence of Section 11.6 hereof shall include reference to their respective affiliates and their own and their affiliates' officers, directors, employees and agents):

                  (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender;

                  (b) shall not be responsible to the Lenders for any recitals, statements, presentations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;

                  (c) shall not, except to the extent expressly instructed by the Required Lenders, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and

                  (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence, bad faith or willful misconduct.

Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Each Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Company to such assignment or transfer (to the extent provided in Section 12.7(b) hereof). The identification of ABN AMRO as Syndication Agent and the identification of First Union as Documentation Agent hereunder shall not create any rights in favor of such parties in such capacities, nor subject them to any duties or obligations, in such capacity.

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         11.2. RELIANCE BY AGENTS. Each Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or, if provided herein, in accordance with the instructions given by all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

         11.3. DEFAULTS. Except with respect to Events of Default consisting of the failure to make regularly scheduled interest payments hereunder, the failure to repay all 364-Day Facility Revolving Credit Loans on the 364-Day Facility Revolving Credit Commitment Termination Date, or the failure to pay all Three-Year Facility Revolving Credit Loans on the Three-Year Facility Revolving Credit Commitment Termination Date, no Agent shall be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the other Agents and the Lenders. The Administrative Agent shall (subject to Sections 11.1 and 11.7 hereof) take such action with respect to such Default as shall be directed by the Required Lenders, PROVIDED that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may but shall not be obligated to take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the other Agents and the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders.

         11.4. RIGHTS AS A LENDER. With respect to its Commitments and the Loans made by it, Fleet (and any successor acting as Administrative Agent) and ABN AMRO (and any successor acting as Syndication Agent) and First Union (and any successor acting as Documentation Agent) in their capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as an Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include any such Agent in its individual capacity. Fleet (and any successor acting as Administrative Agent) and ABN AMRO (and any successor acting as Syndication Agent) and First Union (and any successor acting as Documentation Agent) and their respective affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if they were not acting as an Agent, and Fleet (and any such successor) and ABN AMRO (and any such successor) and First Union (and any such successor) and their respective affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

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         11.5. INDEMNIFICATION. The Lenders agree to indemnify each of the
Agents (to the extent not reimbursed under Section 12.3 hereof, but without limiting the obligations of the Company under said Section 12.3) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section
12.3 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the person to be indemnified.

         11.6. NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. No Agent shall be required to keep itself informed, as to the performance or observance by any Obligor of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agents hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of any Agent or any of their respective affiliates.

         11.7. FAILURE TO ACT. Except for action expressly required of any Agent hereunder and under the other Loan Documents, each Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         11.8. RESIGNATION OR REMOVAL OF AGENTS. Subject to the appointment and acceptance of a successor Agent as provided below, an Agent may resign at any time by giving notice thereof to the Lenders and the Company. Any Agent may be removed as Agent hereunder upon the written consent of all Lenders exclusive of such Agent upon the following: (i) willful misconduct in the performance of such Agent's duties or responsibilities under this Agreement as finally determined by a court of competent jurisdiction; or (ii) if a receiver, trustee or conservator is appointed for such Agent or any state or federal regulatory authority assumes management or control of such Agent or if, under applicable law, the administrative or discretionary duties of such Agent hereunder become controlled by or subject to the approval of any state or federal regulatory authority. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent to such capacity (and in that connection, so long as no Event of Default shall have occurred and be continuing, subject to the consent of the Company, not to be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after such removal or the retiring Agent's giving of notice of resignation then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent to such capacity, that shall be a bank with a combined capital and surplus of at least $250,000,000 (and in that connection, so long as no Event of Default shall have occurred and be continuing, subject to the consent of the Company, not to be unreasonably withheld or delayed)). Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, (a) such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and (b) the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as an Agent, the provisions of this
Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         11.9. CONSENTS UNDER OTHER LOAN DOCUMENTS. Except as otherwise provided in Section 12.5 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the other Loan Documents, PROVIDED that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein) release any collateral or any Obligor or otherwise terminate any Lien under any Loan Document providing for collateral security, or agree to additional obligations being secured by such collateral security.

Section 12.  MISCELLANEOUS

         12.1. WAIVER. No failure on the part of any Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by any Agent or any Lender relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by any Obligor relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Obligors shall take all measures necessary for any such action or proceeding commenced by any Agent or any Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by any Obligor.

         12.2. NOTICES. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing

(including, without limitation, by telecopy), or, with respect to notices given pursuant to Section 2.3 hereof or Section 4.5 hereof, by telephone, confirmed in writing by telecopier by the close of business on the day the notice is given, delivered (or telephoned, as the case may be) to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (below the name of the Company, in the case of any Subsidiary Guarantor); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         12.3. EXPENSES, ETC. The Company agrees to pay or reimburse each of the Lenders and each of the Agents for: (a) all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and expenses of Brown, Rudnick, Freed & Gesmer, special counsel to Fleet) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder, (ii) the syndication of the Commitments and the Loans and (iii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of each of the Lenders and each of the Agents (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) the exercise of the Agents' and Lenders' rights under Section 9.3(f) hereof, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings,
(y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.3; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all reasonable costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or any other document referred to therein.

         12.4. INDEMNIFICATION. The Company hereby agrees to indemnify each Agent, each Lender, their affiliates and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by any Agent to any Lender, whether or not any Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to this Agreement, any of the other Loan Documents, or the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings or otherwise in connection with any subpoena or similar document or order served on any Lender (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the

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Person to be indemnified). Without limiting the generality of the foregoing, the Company will indemnify each Agent and each Lender from, and hold each Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of (i) the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), (ii) the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest) or (iii) any Release or threatened Release of any Hazardous Materials at or from any such site or facility, including any such Release or threatened Release that shall occur during any period when any Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder. In the case of an investigation, litigation, or proceeding to which the indemnity described in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation, or proceeding is brought by the Company, its shareholders or creditors or Person to be indemnified, or whether or not a Person to be indemnified is otherwise a party thereto.

         12.5. AMENDMENTS, ETC.. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Administrative Agent and the Required Lenders, or by the Company and the Administrative Agent acting with the consent of the Required Lenders, and any provision of this Agreement may be waived by the Required Lenders or by the Administrative Agent acting with the consent of the Required Lenders; PROVIDED that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the increase, reduction or termination of any of the Commitments, (ii) extend or postpone the date fixed for the payment of principal of or interest on any Loan, or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the terms of Section 4.2, 4.7 or 11.9 hereof or this Section 12.5, (vii) modify the definition of the term "Required Lenders", or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (viii) release any Obligor hereunder, (ix) waive any of the conditions precedent set forth in Section 7.1 hereof, or (x) release the pledge of stock of Genzyme Securities Corporation, other than in exchange for a pledge of stock of the surviving entity under the terms of
Section 9.5(d)(i) hereof; (b) any modification or supplement of Section 11 hereof shall require the consent of the Administrative Agent; and (c) any modification or supplement of Section 6 hereof shall require the consent of each Subsidiary Guarantor (PROVIDED that any Subsidiary of the Company may become a party to this Agreement as a "Subsidiary Guarantor" hereunder as provided in Section 9.13 hereof).

         12.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         12.7. ASSIGNMENTS AND PARTICIPATIONS.

                  (a) No Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Agent.

                  (b) Each Lender may assign any of its Loans, its Note and its Commitment but only with the consent of the Company and the Administrative Agent; PROVIDED THAT

                                    (i) no such consent by the Company or the
                  Administrative Agent shall be required in the case of any assignment to another Lender or to an Affiliate of any Lender, and no such consent by the Company shall be required in the case of any assignment effected while an Event of Default has occurred and is continuing;

                                    (ii) except to the extent the Company and
                  the Administrative Agent shall otherwise consent, any such partial assignment (other than to another Lender) shall be in an amount at least equal to $5,000,000;

                                    (iii) upon each such assignment, the
                  assignor and assignee shall deliver to the Company and the Administrative Agent a Notice of Assignment in the form of EXHIBIT F hereto; and

                                    (iv) no consent required of the Company or
                  the Administrative Agent under this Section 12.7(b) shall be unreasonably withheld or delayed.

                  Upon execution and delivery by the assignor and the assignee to the Company and the Administrative Agent of such Notice of Assignment and upon the consent thereto by the Company and the Administrative Agent, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Company and the Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s) and Loans (or portions thereof) assigned to it and specified in such Notice of Assignment (in addition to the Commitment(s) and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Administrative Agent an assignment fee of $4,500.

                  (c) Each Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Company, any Subsidiary Guarantor, any Agent, or any other Lender, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in such Lender's obligations to lend hereunder and/or any or all of the Loans held by such Lender hereunder. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Company, any Subsidiary Guarantor, any Agent, or any other Lender, such Lender shall be responsible for the performance of its obligations hereunder and the Company, Agents, and other Lenders shall continue to deal solely and directly with such Lender in connection with such Agents' and Lenders' rights and obligations hereunder.

                  (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.7, any Lender may (without notice to the Company, the Administrative Agent or any other Agent or Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans, and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans, and Note to an Affiliate of such Lender provided that the Company shall not be required to pay any increase in the cost of borrowing as a result of such assignment and LIBOR Loans must continue to be made available by such Assignee.

                  (e) A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of
         Section 12.13 hereof.

                  (f) Anything in this Section 12.7 to the contrary notwithstanding, no Lender may assign or participate any interest in any Commitment or Loan held by it hereunder to the Company or any of its Affiliates or Subsidiaries, and the Company shall not, and shall not permit any of its Subsidiaries to, acquire any such interest in any Commitment or Loan, without the prior consent of each Lender.

         12.8. SURVIVAL. The obligations of the Company under Sections 5.1, 5.5, 12.3, and 12.4 hereof, the obligations of each Subsidiary Guarantor under
Section 6.3 hereof, and the obligations of the Lenders under Section 11.5 hereof, shall survive the repayment of the Loans and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of borrowing herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or any Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

         12.9. CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         12.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         12.11. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of The Commonwealth of Massachusetts. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts and of the Superior Court of the Commonwealth of Massachusetts sitting in Suffolk County, and any appellate court in the Commonwealth of Massachusetts, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         12.12. WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         12.13. CONFIDENTIALITY.

                  (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Company hereby authorizes each Lender to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement and the other Loan Documents, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

                  (b) Each Lender and each Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement and the other Documents, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Agents, (iii) to bank examiners, auditors or accountants, (iv) to any other Agent or any other Lender, (v) in connection with any litigation to which any one or more of the Lenders or one or more of the Agents is a party in which such Lender or the Agents has been required or, in the opinion of its legal counsel, deems it necessary to produce such information, (vi) to a subsidiary or affiliate of such Lender as provided in paragraph (a) above or (vii) to any assignee or participant (or prospective assignee or participant) assignee or participant (or prospective assignee or participant); provided, further, that (x) unless specifically prohibited by applicable law or court order, each Lender and each Agent shall, prior to disclosure thereof, notify the Company of any request for disclosure of any such non-public information, except when the request is (A) made by any governmental agency or representative thereof or (B) pursuant to legal process and
         (y) that in no event shall any Lender or any Agent be obligated to return any materials furnished by the Company. The obligations of each Lender under this Section 12.13 shall supersede and replace the obligations of such Lender under the confidentiality letter in respect of this financing signed and delivered by such Lender to the Company prior to the date hereof.

         12.14. COMPLIANCE WITH USURY LAWS.

         All agreements between any Obligor, the Agents, and any Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to any Agent or any Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, PROVIDED, HOWEVER, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Obligors, the Agents and the Lenders in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if under or from any circumstances whatsoever any Agent or any Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Obligors, the Agents, and the Lenders.

         12.15. REPLACEMENT NOTE.

         Upon receipt of an affidavit of an officer of any Agent or any Lender as to the loss, theft, destruction or mutilation of any Revolving Credit Note or any other Loan Documents which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon receipt of an affidavit of surrender and cancellation of such Revolving Credit Note or other Loan Document, the Company will issue, in lieu thereof, a replacement Revolving Credit Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

         12.16. TRANSITIONAL ARRANGEMENTS. This Agreement, upon the satisfaction of each of the conditions set forth in Section 7 shall amend, replace and supercede the Prior Credit Agreement, provided that each of the Obligations outstanding under the Prior Credit Agreement shall become Obligations under this Agreement and all interest, fees and charges payable under the Prior Credit Agreement shall continue in effect and be payable as provided under this Agreement subject to any change or modification thereto that is provided in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as an instrument under seal as of the day and year first above written.

                               GENZYME CORPORATION


                               By: /s/ Michael S. Wyzga
                                   --------------------------------------------
                                   Michael S. Wyzga
                                   Senior Vice President, Finance

                               Address for Notices:

                               Genzyme Corporation
                               15 Pleasant Street Connector
                               Framingham, Massachusetts 01701
                               Attention:  Evan M. Lebson, Treasurer

                               Telecopier No.: (508) 872-0827
                               Telephone No.:  (508) 270-2334

                               SUBSIDIARY GUARANTORS

                               DEKNATEL SNOWDEN PENCER, INC.



                               By: /s/ Earl M. Collier, Jr.
                                   --------------------------------------------
                                   Earl M. Collier, Jr.
                                   President

                               Address for Notices:

                               c/o Genzyme Corporation
                               15 Pleasant Street Connector
                               Framingham, MA 01701
                               Attention:  Evan M. Lebson, Treasurer

                               Telecopier No.: (508) 872-0827
                               Telephone No.: (508) 270-2334

                               GENZYME SURGICAL PRODUCTS
                               CORPORATION


                               By: /s/ Evan M. Lebson
                                   ---------------------------------------------
                                   Evan M. Lebson
                                   Treasurer

                               Address for Notices:

                               c/o Genzyme Corporation
                               15 Pleasant Street Connector
                               Framingham, MA 01701
                               Attention:  Evan M. Lebson, Treasurer

                               Telecopier No.: (508) 872-0827
                               Telephone No.: (508) 270-2334

                               ADMINISTRATIVE AGENT

                               FLEET NATIONAL BANK


                               By:  /s/ Kimberly A. Martone
                                    --------------------------------------------
                                    Kimberly A. Martone
                                    Senior Vice President/Director

                               ADDRESS FOR NOTICES:
                               -------------------

                               Fleet National Bank
                               One Federal Street
                               Boston, MA 02110
                               Attention:  Kimberly A. Martone, Senior Vice
                               President - High Tech Group

                               Telecopier No.:  (617) 434-2473
                               Telephone No.:   (617) 434-5316

                                SYNDICATION AGENT

                                ABN AMRO BANK N.V.

                                By:  /s/ ABN AMRO Bank N.V.
                                     -------------------------------------------
                                     Title: Senior Vice President

                                     /s/ Patricia Christy
                                     -------------------------------------------
                                     Title: Vice President

                                ADDRESS FOR NOTICES:
                                -------------------
                                ABN AMRO Bank N.V.
                                -------------------
                                500 Park Avenue
                                -------------------
                                New York, NY 10022
                                -------------------

                                Attention: Patricia Christy
                                           --------------------------------
                                Telecopier No.: (212) 446-4237
                                                ---------------------------
                                Telephone No.: (212) 446-4204
                                               ----------------------------

                                DOCUMENTATION AGENT

                                FIRST UNION NATIONAL BANK

                                By:  /s/ Michael Monte
                                     -------------------------------------------
                                     Title: Managing Director


                                ADDRESS FOR NOTICES:
                                -------------------
                                Joyce Barry
                                -------------------
                                201 S. College Street, 6th Floor
                                -------------------
                                Charlotte, NC 28288-0760
                                -------------------

                                Attention: Joyce Barry
                                           --------------------------------
                                Telecopier No.: (704) 374-4793
                                                ---------------------------
                                Telephone No.: (704) 374-4151
                                               ----------------------------

                                     LENDER

                                FLEET NATIONAL BANK


                                By:  /s/ Kimberly Marbre
                                     -------------------------------------------
                                     Title: SVP/Director

                                ADDRESS FOR NOTICES:
                                -------------------

                                Fleet National Bank
                                One Federal Street
                                Boston, MA 02110
                                Attention:  Kimberly A. Martone, Senior Vice
                                President - High Tech Group

                                Telecopier No.:  (617) 434-2473
                                Telephone No.:  (617) 434-5316

                                LENDING OFFICE FOR ALL LOANS:
                                ----------------------------

                                Fleet National Bank
                                One Federal Street
                                Boston, MA 02110
                                Attention:  Kimberly A. Martone, Senior Vice
                                President - High Tech Group


                                Telecopier No.:  (617) 434-2473
                                Telephone No.:   (617) 434-5316


INITIAL 364-DAY REVOLVING CREDIT AVAILABILITY:                    $11,025,000.00
INITIAL THREE-YEAR REVOLVING CREDIT AVAILABILITY:                 $25,725,000.00

POST-SECOND ACQUISITION 364-DAY REVOLVING CREDIT COMMITMENT:      $15,750,000.00
POST-SECOND ACQUISITION THREE-YEAR REVOLVING CREDIT COMMITMENT:   $36,750,000.00

                                         LENDER
                                         ------

                                         ABN AMRO BANK N.V.

                                         By: /s/ ABN AMRO Bank N.V.
                                             ---------------------------------
                                             Title: Senior Vice President

                                         By: /s/ Patricia Christy
                                             ---------------------------------
                                             Title: Vice President


                                         Address for Notices:
                                         --------------------

                                         ABN AMRO Bank N.V.
                                         500 Park Avenue
                                         New York, NY 10022
                                         Attn: Patricia Christy

                                         Telecopier No.: (212) 446-4237
                                         Telephone No.: (212) 446-4204

                                         Lending Office for all Loans:
                                         -----------------------------

                                         ABN AMRO Bank N.V.
                                         208 South LaSalle Street
                                         Suite 1500
                                         Chicago, IL 60604-1003
                                         Attn: Loan Administration

                                         Telecopier No.: 312 992 5111
                                         Telephone No.:  312 992 5096

INITIAL 364-DAY REVOLVING CREDIT AVAILABILITY:                    $ 9,975,000.00
INITIAL THREE-YEAR REVOLVING CREDIT AVAILABILITY:                 $23,275,000.00

POST-SECOND ACQUISITION 364-DAY REVOLVING CREDIT COMMITMENT:      $14,250,000.00
POST-SECOND ACQUISITION THREE-YEAR REVOLVING CREDIT COMMITMENT:   $33,250,000.00

                                         LENDER
                                         ------

                                         FIRST UNION NATIONAL BANK

                                         By: /s/ Michael Monte
                                             ---------------------------------
                                             Title: Managing Director


                                         Address for Notices:
                                         --------------------

                                         Joyce Barry
                                         201 S. College Street, 6th Floor
                                         Charlotte, NC 28288-0760
                                         Attention: Joyce Barry
                                         --------------------------------------
                                         Telecopier No.: 704-374-4793
                                         Telephone No.: 704-374-4151

                                         Lending Office for all Loans:
                                         -----------------------------

                                         Tonya Rhyne
                                         201 S. College St., CP-24
                                         Charlotte, NC 28288-118

                                         Attn: Tonya Rhyne
                                         Telecopier No.: 704-383-5295
                                         Telephone No.:  704-383-7201

INITIAL 364-DAY REVOLVING CREDIT AVAILABILITY:                    $ 9,975,000.00
INITIAL THREE-YEAR REVOLVING CREDIT AVAILABILITY:                 $23,275,000.00

POST-SECOND ACQUISITION 364-DAY REVOLVING CREDIT COMMITMENT:      $14,250,000.00
POST-SECOND ACQUISITION THREE-YEAR REVOLVING CREDIT COMMITMENT:   $33,250,000.00

                                         LENDER
                                         ------

                                         THE BANK OF NOVA SCOTIA

                                         By: /s/ T.M. Pitcher
                                             ---------------------------------
                                             Title:
                                             Authorized Signatory


                                         Address for Notices:
                                         --------------------

                                         The Bank of Nova Scotia
                                         600 Peachtree Street, N.E.
                                         Suite 2700
                                         Atlanta, GA 30308
                                         Attn: Jill A. Quiroz

                                         Telecopier No.: (404) 888-8998
                                         Telephone No.: (404) 877-1544

                                         Lending Office for all Loans:
                                         -----------------------------

                                         The Bank of Nova Scotia
                                         Boston Branch
                                         28 State Street, 17th Floor
                                         Boston, MA 02109
                                         Attn: Stephen Foley

                                         Telecopier No.: (617) 624-7607
                                         Telephone No.:  (617) 624-7612

INITIAL 364-DAY REVOLVING CREDIT AVAILABILITY:                    $ 8,925,000.00
INITIAL THREE-YEAR REVOLVING CREDIT AVAILABILITY:                 $20,825,000.00

POST-SECOND ACQUISITION 364-DAY REVOLVING CREDIT COMMITMENT:      $12,750,000.00
POST-SECOND ACQUISITION THREE-YEAR REVOLVING CREDIT COMMITMENT:   $29,750,000.00

                                         LENDER
                                         ------

                                         SOCIETE GENERALE

                                         By: /s/ Richard Bernal
                                             ---------------------------------
                                             Title: Vice President


                                         Address for Notices:
                                         --------------------

                                         Societe Generale
                                         2001 Ross Avenue
                                         Suite 4800
                                         Dallas, TX 75201
                                         Attn: Aretha Velasquez

                                         Telecopier No.: (214) 754-0171
                                         Telephone No.: (214) 979-2758

                                         Lending Office for all Loans:
                                         -----------------------------

                                         Societe Generale
                                         1221 Avenue of the Americas
                                         New York, NY 10020

                                         Attn: Jay Sands

                                         Telecopier No.: (212) 278-7614
                                         Telephone No.:  (212) 278-6697

INITIAL 364-DAY REVOLVING CREDIT AVAILABILITY:                    $ 8,925,000.00
INITIAL THREE-YEAR REVOLVING CREDIT AVAILABILITY:                 $20,825,000.00

POST-SECOND ACQUISITION 364-DAY REVOLVING CREDIT COMMITMENT:      $12,750,000.00
POST-SECOND ACQUISITION THREE-YEAR REVOLVING CREDIT COMMITMENT:   $29,750,000.00

                                         LENDER
                                         ------

                                         THE INDUSTRIAL BANK OF JAPAN,
                                          LIMITED

                                         By: /s/ J. Kenneth Biegen
                                             ---------------------------------
                                             Title: Senior Vice President


                                         Address for Notices:
                                         --------------------

                                         The Industrial Bank of Japan, Limited
                                         1251 Avenue of the Americas
                                         New York, NY 10020-1104
                                         Attn: Wayne Wright

                                         Telecopier No.: (212) 282-4488
                                         Telephone No.: (212) 282-3462

                                         Attn: J. Kenneth Biegen

                                         Telecopier No.: (212) 282-4488
                                         Telephone No.: (212) 282-3460

                                         Lending Office for all Loans:
                                         -----------------------------

                                         The Industrial Bank of Japan, Limited
                                         1251 Avenue of the Americas
                                         New York, NY 10020
                                         Attn: Domestic Money Market Lending
                                               Office

                                         Telecopier No.: (212) 282-4250
                                         Telephone No.:  (212) 282-3000

                                         Attn: LIBOR Lending Office

                                         Telecopier No.: (212) 282-4250
                                         Telephone No.:  (212) 282-3000

INITIAL 364-DAY REVOLVING CREDIT AVAILABILITY:                    $2,975,000.00
INITIAL THREE-YEAR REVOLVING CREDIT AVAILABILITY:                 $6,941,666.67

POST-SECOND ACQUISITION 364-DAY REVOLVING CREDIT COMMITMENT:      $4,250,000.00
POST-SECOND ACQUISITION THREE-YEAR REVOLVING CREDIT COMMITMENT:   $9,916,666.67

                                         LENDER
                                         ------

                                         THE FUJI BANK, LIMITED

                                         By: /s/ The Fuji Bank, Limited
                                             ---------------------------------
                                             Title: Vice President & Manager


                                         Address for Notices:
                                         --------------------

                                         The Fuji Bank, Limited
                                         2 World Trade Center
                                         79 Floor
                                         New York, NY 10048
                                         Attn: Chigusa Tada

                                         Telecopier No.: 212-321-9407
                                         Telephone No.: 212-898-2067

                                         Lending Office for all Loans:
                                         -----------------------------

                                         The Fuji Bank, Limited
                                         2 World Trade Center
                                         79 Floor
                                         New York, NY 10048
                                         Attn: Tina Catapano

                                         Telecopier No.: 212-488-8216
                                         Telephone No.: 212-898-2099

INITIAL 364-DAY REVOLVING CREDIT AVAILABILITY:                    $2,975,000.00
INITIAL THREE-YEAR REVOLVING CREDIT AVAILABILITY:                 $6,941,666.67

POST-SECOND ACQUISITION 364-DAY REVOLVING CREDIT COMMITMENT:      $4,250,000.00
POST-SECOND ACQUISITION THREE-YEAR REVOLVING CREDIT COMMITMENT:   $9,916,666.67

                                         LENDER
                                         ------

                                         THE DAI-ICHI KANGYO BANK, LIMITED

                                         By: /s/ The Dai-Ichi Kangyo Bank,
                                                 Limited
                                             ---------------------------------
                                             Title: Senior Vice-President


                                         Address for Notices:
                                         --------------------

                                         The Dai-ichi Kangyo Bank, Limited
                                         One World Trade Center
                                         48th Floor
                                         New York, NY 10048
                                         Attn: Ivan Lincevski

                                         Telecopier No.: (212) 912-1879
                                         Telephone No.: (212) 432-6632

                                         Lending Office for all Loans:
                                         -----------------------------

                                         The Dai-ichi Kangyo Bank, Limited
                                         One World Trade Center
                                         48th Floor
                                         New York, NY 10048
                                         Attn: Ivan Lincevski

                                         Telecopier No.: (212) 912-1879
                                         Telephone No.: (212) 432-6632

INITIAL 364-DAY REVOLVING CREDIT AVAILABILITY:                    $2,975,000.00
INITIAL THREE-YEAR REVOLVING CREDIT AVAILABILITY:                 $6,941,666.67

POST-SECOND ACQUISITION 364-DAY REVOLVING CREDIT COMMITMENT:      $4,250,000.00
POST-SECOND ACQUISITION THREE-YEAR REVOLVING CREDIT COMMITMENT:   $9,916,666.67

                                         LENDER
                                         ------

                                         BANK OF TOKYO-MITSUBISHI TRUST
                                         COMPANY

                                         By: /s/ Thomas Fennessey
                                             ---------------------------------
                                             Title: Vice President


                                         Address for Notices:
                                         --------------------

                                         Bank of Tokyo-Mitsubishi Trust Company
                                         1251 Avenue of the Americas
                                         12th Floor
                                         New York, NY 10020
                                         Attn: Thomas Fennessey

                                         Telecopier No.: (212) 782-6440
                                         Telephone No.: (212) 782-4221

                                         Lending Office for all Loans:
                                         -----------------------------

                                         Bank of Tokyo-Mitsubishi Trust Company
                                         1251 Avenue of the Americas
                                         12th Floor
                                         New York, NY 10020
                                         Attn: Rolando Uy

                                         Telecopier No.: (201) 521-2304
                                         Telephone No.: (201) 413-8570

INITIAL 364-DAY REVOLVING CREDIT AVAILABILITY:                    $ 7,350,000.00
INITIAL THREE-YEAR REVOLVING CREDIT AVAILABILITY:                 $17,150,000.00

POST-SECOND ACQUISITION 364-DAY REVOLVING CREDIT COMMITMENT:      $10,500,000.00
POST-SECOND ACQUISITION THREE-YEAR REVOLVING CREDIT COMMITMENT:   $24,500,000.00

                                         LENDER
                                         ------

                                         THE CHASE MANHATTAN BANK

                                         By: /s/ John A. Francis
                                             ---------------------------------
                                             Title: Vice President


                                         Address for Notices:
                                         --------------------

                                         The Chase Manhattan Bank
                                         999 Broad Street, 1st Floor
                                         Bridgeport, CT 06510
                                         Attn: John Francis

                                         Telecopier No.: 203-784-3838
                                         Telephone No.: 860-633-7799

                                         Lending Office for all Loans:
                                         -----------------------------

                                         The Chase Manhattan Bank
                                         999 Broad Street, 1st Floor
                                         Bridgeport, CT 06510
                                         Attn: Jackie Santana

                                         Telecopier No.: 203-368-5124
                                         Telephone No.: 203-382-6575

INITIAL 364-DAY REVOLVING CREDIT AVAILABILITY:                    $ 7,350,000.00
INITIAL THREE-YEAR REVOLVING CREDIT AVAILABILITY:                 $17,150,000.00

POST-SECOND ACQUISITION 364-DAY REVOLVING CREDIT COMMITMENT:      $10,500,000.00
POST-SECOND ACQUISITION THREE-YEAR REVOLVING CREDIT COMMITMENT:   $24,500,000.00

                                         LENDER
                                         ------

                                         CITIZENS BANK OF MASSACHUSETTS

                                         By: /s/ Scott Haskell
                                             ---------------------------------
                                             Title: Vice President


                                         Address for Notices:
                                         --------------------

                                         Citizens Bank of Massachusetts
                                         53 State Street
                                         Boston, MA 02109
                                         Attn: Scott Haskell

                                         Telecopier No.: (617) 742-9548
                                         Telephone No.: (617) 994-7129

                                         Lending Office for all Loans:
                                         -----------------------------

                                         Citizens Bank of Massachusetts
                                         53 State Street
                                         Boston, MA 02109
                                         Attn: Scott Haskell

                                         Telecopier No.: (617) 742-9548
                                         Telephone No.: (617) 994-7129

INITIAL 364-DAY REVOLVING CREDIT AVAILABILITY:                    $ 7,350,000.00
INITIAL THREE-YEAR REVOLVING CREDIT AVAILABILITY:                 $17,150,000.00

POST-SECOND ACQUISITION 364-DAY REVOLVING CREDIT COMMITMENT:      $10,500,000.00
POST-SECOND ACQUISITION THREE-YEAR REVOLVING CREDIT COMMITMENT:   $24,500,000.00

                                         LENDER
                                         ------

                                         CITIZENS BANK OF MASSACHUSETTS

                                         By: /s/ J. Wade Bell
                                             ---------------------------------
                                             Title: Vice President


                                         Address for Notices:
                                         --------------------

                                         1735 Market Street, 7th Fl.
                                         Philadelphia, PA 19103
                                         Attn: J. Wade Bell

                                         Telecopier No.: 215-553-4899
                                         Telephone No.: 215-553-3875

                                         Lending Office for all Loans:
                                         -----------------------------

                                         3 Mellon Bank Center, 12th Fl.
                                         Pittsburgh, PA 15259
                                         Attn: Sannford M. Richards

                                         Telecopier No.: 412-209-6118
                                         Telephone No.: 412-234-8285

INITIAL 364-DAY REVOLVING CREDIT AVAILABILITY:                    $ 7,350,000.00
INITIAL THREE-YEAR REVOLVING CREDIT AVAILABILITY:                 $17,150,000.00

POST-SECOND ACQUISITION 364-DAY REVOLVING CREDIT COMMITMENT:      $10,500,000.00
POST-SECOND ACQUISITION THREE-YEAR REVOLVING CREDIT COMMITMENT:   $24,500,000.00

                                         LENDER
                                         ------

                                         BANCA NAZIONALE DEL LAVORO S.p.A.
                                         NEW YORK BRANCH

                                         By: /s/ Leonardo Valentini
                                             ---------------------------------
                                             Title: First Vice President

                                         By: /s/ Frederic W. Hall
                                             ---------------------------------
                                             Title: Vice President

                                         Address for Notices:
                                         --------------------

                                         Banca Nazionale del Lavoro SPA,
                                         New York Branch
                                         25 West 51 Street
                                         New York, NY 10019
                                         Tel.: 212-314-0679
                                         Fax:  212-765-2978
                                         Attn: Anna Hernandez

                                         Telecopier No.: 212-765-2978
                                         Telephone No.: 212-314-0679

                                         Lending Office for all Loans:
                                         -----------------------------

                                         Banca Nazionale del Lavoro SPA,
                                         New York Branch
                                         25 West 51 Street
                                         New York, NY 10019
                                         Tel.: 212-314-0263
                                         E-Mail: Frederic.Hall@bnlmail.com
                                         Fax:  212-765-2978
                                         Attn: Frederic W. Hall

                                         Telecopier No.: 212-765-2978
                                         Telephone No.: 212-314-0263

INITIAL 364-DAY REVOLVING CREDIT AVAILABILITY:                    $ 4,200,000.00
INITIAL THREE-YEAR REVOLVING CREDIT AVAILABILITY:                 $ 9,800,000.00

POST-SECOND ACQUISITION 364-DAY REVOLVING CREDIT COMMITMENT:      $ 6,000,000.00
POST-SECOND ACQUISITION THREE-YEAR REVOLVING CREDIT COMMITMENT:   $14,000,000.00

                                         LENDER
                                         ------

                                         CREDIT SUISSE FIRST BOSTON

                                         By: /s/ William S. Lutkins
                                             ---------------------------------
                                             Title: Vice President

                                         By: /s/ William O'Daly
                                             ---------------------------------
                                             Title: Vice President

                                         Address for Notices:
                                         --------------------

                                         11 Madison Avenue
                                         New York, NY 10010
                                         Attn: William S. Lutkins

                                         Telecopier No.: (212) 325-8319
                                         Telephone No.: (212) 325-9705

                                         Lending Office for all Loans:
                                         -----------------------------

                                         Same as above


INITIAL 364-DAY REVOLVING CREDIT AVAILABILITY:                    $ 4,200,000.00
INITIAL THREE-YEAR REVOLVING CREDIT AVAILABILITY:                 $ 9,800,000.00

POST-SECOND ACQUISITION 364-DAY REVOLVING CREDIT COMMITMENT:      $ 6,000,000.00
POST-SECOND ACQUISITION THREE-YEAR REVOLVING CREDIT COMMITMENT:   $14,000,000.00

                                         LENDER
                                         ------

                                         KBC BANK N.V.

                                         By: /s/ Robert Snauffer
                                             ---------------------------------
                                             Title: First Vice President

                                         By: /s/ Robert M. Surdam, Jr.
                                             ---------------------------------
                                             Title: Vice President

                                         Address for Notices:
                                         --------------------

                                         KBC Bank N.V.
                                         125 West 55th Street, 10th Floor
                                         New York, NY 10019
                                         Attn: Robert Surdam

                                         Telecopier No.: (212) 541-0793
                                         Telephone No.: (212) 541-0704

                                         Lending Office for all Loans:
                                         -----------------------------

                                         KBC Bank N.V.
                                         125 West 55th Street, 10th Floor
                                         New York, NY 10019
                                         Attn: Robert Surdam

                                         Telecopier No.: (212) 541-0793
                                         Telephone No.: (212) 541-0704


INITIAL 364-DAY REVOLVING CREDIT AVAILABILITY:                    $ 4,200,000.00
INITIAL THREE-YEAR REVOLVING CREDIT AVAILABILITY:                 $ 9,800,000.00

POST-SECOND ACQUISITION 364-DAY REVOLVING CREDIT COMMITMENT:      $ 6,000,000.00
POST-SECOND ACQUISITION THREE-YEAR REVOLVING CREDIT COMMITMENT:   $14,000,000.00

                                         LENDER
                                         ------

                                         BANK LEUMI U.S.A.

                                         By: /s/ Bank Leumi U.S.A.
                                             ---------------------------------
                                             Title: FVP

                                         By: /s/ Bank Leumi U.S.A.
                                             ---------------------------------
                                             Title: SVP

                                         Address for Notices:
                                         --------------------

                                         Bank Leumi U.S.A.
                                         562 Fifth Avenue
                                         10th Floor
                                         New York, NY 10036
                                         Attn: Paul Tine

                                         Telecopier No.: (212) 626-1811
                                         Telephone No.: (212) 626-1386

                                         Lending Office for all Loans:
                                         -----------------------------

                                         Bank Leumi U.S.A.
                                         562 Fifth Avenue
                                         10th Floor
                                         New York, NY 10036
                                         Attn: Paul Tine

                                         Telecopier No.: (212) 626-1811
                                         Telephone No.: (212) 626-1386

INITIAL 364-DAY REVOLVING CREDIT AVAILABILITY:                    $ 3,150,000.00
INITIAL THREE-YEAR REVOLVING CREDIT AVAILABILITY:                 $ 7,350,000.00

POST-SECOND ACQUISITION 364-DAY REVOLVING CREDIT COMMITMENT:      $ 4,500,000.00
POST-SECOND ACQUISITION THREE-YEAR REVOLVING CREDIT COMMITMENT:   $10,500,000.00

                                         LENDER
                                         ------

                                         BANK HAPOALIM B.M.

                                         By: /s/ Bank Hapoalim B.M.
                                             ---------------------------------
                                             Title: First Vice President

                                         By: /s/ Gabriel Lubiner
                                             ---------------------------------
                                             Title: Assistant Vice President

                                         Address for Notices:
                                         --------------------

                                         Bank Hapoalim
                                         1177 Avenue of the Americas
                                         12th Floor
                                         New York, NY 10036
                                         Attn: Gabriel Lubiner

                                         Telecopier No.: (212) 782-2187
                                         Telephone No.: (212) 782-2197

                                         Lending Office for all Loans:
                                         -----------------------------

                                         Bank Hapoalim
                                         1177 Avenue of the Americas
                                         12th Floor
                                         New York, NY 10036
                                         Attn: Donna Gindoff

                                         Telecopier No.: (212) 782-2187
                                         Telephone No.: (212) 782-2197

INITIAL 364-DAY REVOLVING CREDIT AVAILABILITY:                    $2,100,000.00
INITIAL THREE-YEAR REVOLVING CREDIT AVAILABILITY:                 $4,900,000.00

POST-SECOND ACQUISITION 364-DAY REVOLVING CREDIT COMMITMENT:      $3,000,000.00
POST-SECOND ACQUISITION THREE-YEAR REVOLVING CREDIT COMMITMENT:   $7,000,000.00

                                  SCHEDULE 8.3
                                   LITIGATION

                                      None.

                                 SCHEDULE 8.12A
                   INDEBTEDNESS EVIDENCE BY CREDIT AGREEMENTS,
                   INDENTURES, GUARANTEES, LETTERS OF CREDIT, ETC.



$18,000,000                Revolving credit facility borrowing under Prior Credit Agreement
                           (to be paid on the Closing Date)

$26,350,000                Guaranty of Genzyme Transgenics Corporation credit facilities with and letters of credit issued by Fleet National Bank

$ 6,040,000                Guaranty issued to Barclays Bank, PLC to secure duty
                           deferment account

$ 48,000,000               Genzyme Corporation Guarantee of GelTex Pharmaceuticals, Inc. credit facilities with
                           Fleet National Bank and synthetic lease transaction with First Security Bank, N.A., as
                           Owner Trustee, Fleet Real Estate, Inc. and Fleet National Bank

$25,000,000                Synthetic lease transaction between GelTex Pharmaceuticals, Inc. and First Security
                           Bank, N.A., as Owner Trustee

$ 3,000,000                GelTex Pharmaceuticals, Inc. revolving credit facility with Fleet National Bank

$ 1,987,000                GelTex Pharmaceuticals, Inc. term loan financing leasehold improvements with Fleet
                           National Bank

$ 1,929,000                GelTex Pharmaceuticals, Inc. term loan financing leasehold improvements with Fleet
                           National Bank

------------------
$130,306,000               TOTAL

                                 SCHEDULE 8.12B
                           LIENS SECURING INDEBTEDNESS




Equipment and leasehold improvements of GelTex Pharmaceuticals, Inc. securing credit facilities with Fleet National Bank, together with securities and investments of GelTex Pharmaceuticals, Inc. securing credit facilities with Fleet National Bank.

                                  SCHEDULE 8.14
                                   SUBSIDIARIES

                           SEE CHART ATTACHED HERETO.


                     Assets by Subsidiary (Greater than 3%)

                             As of December 31, 1999

Subsidiary                                           Book Value (Millions)      % Of Total
--------------------------------------------------------------------------------------------------
Genzyme Securities Corporation                       $  514.6                    28.8%

Deknatel Snowden Pencer, Inc. and
Genzyme Surgical Products Corporation                $  361.0                    20.2%

Allston Landing Limited Partnership-                 $   79.5                     4.4%

Genzyme Limited (UK)                                 $   64.6                     3.6%

Subtotal                                             $1,019.7                    57.1%

Genzyme Corporation (Total)                                 $1,787.3                  100.0%

                                                                   EXHIBIT A

               [Form of Three-Year Facility Revolving Credit Note]

                                 PROMISSORY NOTE
                              (Three-Year Facility)
$______________                                              December 14, 2000
                                                         Boston, Massachusetts

         FOR VALUE RECEIVED, GENZYME CORPORATION, a Massachusetts corporation (the "COMPANY"), hereby promises to pay to _______________ (the "LENDER"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of Fleet National Bank, 100 Federal Street, Boston, Massachusetts 02110, the principal sum of ________________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Three-Year Facility Revolving Credit Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Three-Year Facility Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Three-Year Facility Revolving Credit Loan until such Three-Year Facility Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Three-Year Facility Revolving Credit Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, PROVIDED that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Three-Year Facility Revolving Credit Loans made by the Lender.

         This Note is one of the Three-Year Facility Revolving Credit Notes referred to in the Amended and Restated Credit Agreement dated as of December 14, 2000 (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT") between the Company, the Subsidiary Guarantors party thereto, the Lenders party thereto and Fleet National Bank, as Administrative Agent, ABN AMRO Bank N.V., as Syndication Agent, and First Union National Bank, as Documentation Agent, and evidences Three-Year Facility Revolving Credit Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

         Except as permitted by Section 12.7 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

         This Note shall be deemed to be an instrument under seal governed by, and construed in accordance with, the law of The Commonwealth of Massachusetts.

ATTEST:                                   GENZYME CORPORATION

__________________________________        By:_______________________________
                                             Title:

         SCHEDULE OF THREE-YEAR FACILITY REVOLVING CREDIT LOANS


         This Note evidences Three-Year Facility Revolving Credit Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

----------------- -------------- ------------- -------------- -------------- -------------- -------------- --------------
                                                                                Amount
      Date                                                                       Paid,
     Made,                                                                     Prepaid,
  Continued or      Principal                                  Duration of     Continued       Unpaid
   Converted        Amount of    Type of Loan  Interest Rate    Interest          or          Principal      Notation
                      Loan                                       Period        Converted       Amount         Made By
----------------- -------------- ------------- -------------- -------------- -------------- -------------- --------------

----------------- -------------- ------------- -------------- -------------- -------------- -------------- --------------

----------------- -------------- ------------- -------------- -------------- -------------- -------------- --------------

----------------- -------------- ------------- -------------- -------------- -------------- -------------- --------------

----------------- -------------- ------------- -------------- -------------- -------------- -------------- --------------

----------------- -------------- ------------- -------------- -------------- -------------- -------------- --------------

----------------- -------------- ------------- -------------- -------------- -------------- -------------- --------------

----------------- -------------- ------------- -------------- -------------- -------------- -------------- --------------

----------------- -------------- ------------- -------------- -------------- -------------- -------------- --------------

                                                             EXHIBIT B

              [Form of 364-Day Facility Revolving Credit Note]

                                 PROMISSORY NOTE
                               (364-Day Facility)
$______________                                               December 14, 2000
                                                          Boston, Massachusetts

         FOR VALUE RECEIVED, GENZYME CORPORATION, a Massachusetts corporation (the "COMPANY"), hereby promises to pay to _______________ (the "LENDER"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of Fleet National Bank, 100 Federal Street, Boston, Massachusetts 02110, the principal sum of ________________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the 364-Day Facility Revolving Credit Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such 364-Day Facility Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such 364-Day Facility Revolving Credit Loan until such 364-Day Facility Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each 364-Day Facility Revolving Credit Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, PROVIDED that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the 364-Day Facility Revolving Credit Loans made by the Lender.

         This Note is one of the 364-Day Facility Revolving Credit Notes referred to in the Amended and Restated Credit Agreement dated as of December 14, 2000 (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT") between the Company, the Subsidiary Guarantors party thereto, the Lenders party thereto and Fleet National Bank, as Administrative Agent, ABN AMRO Bank N.V., as Syndication Agent, and First Union National Bank, as Documentation Agent, and evidences 364-Day Facility Revolving Credit Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

         Except as permitted by Section 12.7 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

         This Note shall be deemed to be an instrument under seal governed by, and construed in accordance with, the law of The Commonwealth of Massachusetts.

ATTEST:                                   GENZYME CORPORATION

__________________________________        By:_______________________________
                                             Title:

               SCHEDULE OF 364-DAY FACILITY REVOLVING CREDIT LOANS


         This Note evidences 364-Day Facility Revolving Credit Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

----------------- -------------- ------------- -------------- -------------- -------------- -------------- --------------
                                                                                Amount
     Date                                                                       Paid,
     Made,                                                                     Prepaid,
  Continued or      Principal                                  Duration of     Continued       Unpaid
   Converted        Amount of    Type of Loan  Interest Rate    Interest          or          Principal      Notation
                      Loan                                       Period        Converted       Amount         Made By
----------------- -------------- ------------- -------------- -------------- -------------- -------------- --------------

----------------- -------------- ------------- -------------- -------------- -------------- -------------- --------------

----------------- -------------- ------------- -------------- -------------- -------------- -------------- --------------

----------------- -------------- ------------- -------------- -------------- -------------- -------------- --------------

----------------- -------------- ------------- -------------- -------------- -------------- -------------- --------------

----------------- -------------- ------------- -------------- -------------- -------------- -------------- --------------

----------------- -------------- ------------- -------------- -------------- -------------- -------------- --------------

----------------- -------------- ------------- -------------- -------------- -------------- -------------- --------------

----------------- -------------- ------------- -------------- -------------- -------------- -------------- --------------

                                    EXHIBIT C

                                  LEGAL OPINION


                     [For Letterhead of Palmer & Dodge, LLP]



TELEPHONE: (617) 573-0100                             FACSIMILE: (617) 227-4420

                                December 14, 2000


Fleet National Bank, as Administrative Agent
   for the Lenders (as defined below)
One Federal Street
Boston, Massachusetts 02110

ABN AMRO Bank N.V., as
  Syndication Agent for the Lenders
One Post Office Square, 39th Floor
Boston, MA 02109



First Union National Bank, as Documentation
  Agent for the Lenders
[Address]

         and

The Lenders that are parties to the
   Credit Agreement (as defined below)

Ladies and Gentlemen:

         We have acted as counsel to Genzyme Corporation, a Massachusetts corporation (the "COMPANY"), the Company's subsidiaries who are parties to the Credit Agreement described herein (the "SUBSIDIARY GUARANTORS") and Genzyme Securities Corporation, a Massachusetts corporation ("GSC"), in connection with the preparation, execution and delivery of the following documents (the "LOAN DOCUMENTS") each dated of even date herewith: (i) the Amended and Restated Credit Agreement (the "CREDIT AGREEMENT") between the Company, the Subsidiary Guarantors, the lenders thereunder (the "LENDERS"), Fleet National Bank as Administrative Agent (the "ADMINISTRATIVE AGENT"), ABN AMRO Bank N.V., as Syndication Agent (the "SYNDICATION AGENT") and First Union National Bank as Documentation Agent (the "DOCUMENTATION AGENT," and together with the Administrative Agent, the "AGENTS"), (ii) the Revolving Credit Notes payable to the order of the Lenders in the original aggregate principal amount of $500,000,000 and (iii) the Pledge Agreement between the Company and the

Administrative Agent. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement.

         We have examined such documents and made such other investigation as we have deemed appropriate to render the opinions set forth below. As to matters of fact material to our opinions, we have relied, without independent verification, on representations made in the Loan Documents and certificates and other inquiries of officers of the Company, the Subsidiary Guarantors and GSC. We have also relied on certificates of public officials.

         The opinions expressed herein with respect to the enforceability of the Loan Documents are subject to (x) general principles of equity including without limitation an implied covenant of good faith and fair dealing and (y) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors heretofore or hereafter enacted to the extent that the same may be constitutionally applied. In addition, we express no opinion with respect to any provision of the Loan Documents to the extent it provides for (i) recourse or exercise of any remedial rights in the absence of notice and a hearing, (ii) waivers of legal rights to the extent such waivers are against public policy,
(iii) the grant of powers of attorney, (iv) any exculpation or indemnification that are against public policy, (v) the payment of interest in certain circumstances at a rate which exceeds the rate of interest otherwise payable thereunder if such increase is deemed to constitute a penalty, or (vi) your rights of set off against the Company's deposit accounts to the extent that (a) the funds on deposit in said accounts have been accepted by you with an intent to apply such funds to a pre-existing claim rather than to hold the funds subject to withdrawals in the ordinary course, (b) the funds on deposit in said accounts are in any manner special accounts, which by the express terms on which they are created, are made subject to the rights of a third party, or (c) you or any other person is entitled to exercise rights of set-off or similar rights with respect to accounts at any other institution or without notice to the Company or the Subsidiary Guarantors or other than in accordance with applicable law.

         Our opinion as to the enforceability of the Pledge Agreement does not constitute an opinion as to the perfection of a security interest in the capital stock of GSC, as to which our opinion is given in paragraph 8 hereof. Our opinion as to the security interest in the capital stock of GSC does not include any opinion as to the perfection of any security interest in proceeds of such capital stock or in any distribution with respect thereto or, except as stated in paragraph 8 hereof, as to the priority of the security interest in such capital stock.

         This opinion is limited to the laws of The Commonwealth of Massachusetts, the Delaware General Corporation Law and the Federal laws of the United States. References to "our knowledge" or equivalent words mean the actual knowledge of the lawyers in this firm responsible for preparing this opinion after such inquiry as they deemed appropriate.

         Based on and subject to the foregoing, we are of the opinion as follows:

         1. Each of the Company and the Subsidiary Guarantors is a corporation validly existing and in good corporate standing under the laws of the state of its incorporation and has the corporate power and authority to carry on its businesses as now conducted, to own and operate its properties in connection therewith and to enter into and perform its obligations under the Loan Documents.

         2. GSC is a corporation validly existing and in good corporate standing under the laws of The Commonwealth of Massachusetts and has the corporate power and authority to carry on its business as now conducted and to own and operate its properties in connection therewith.

         3. The Loan Documents to which the Company or the Subsidiary Guarantors are a party have been duly authorized by all necessary corporate action on the part of the Company and each of the Subsidiary Guarantors, have been duly executed and delivered by the Company and each of the Subsidiary Guarantors and constitute the valid and binding obligations of the Company and each of the Subsidiary Guarantors, enforceable against the Company and each of the Subsidiary Guarantors, respectively, in accordance with their terms.

         4. The execution, delivery and performance of the Loan Documents will not violate, constitute a default or breach or result in the creation of a lien under (i) the articles of organization or certificate of incorporation, as the case may be, or by-laws of the Company or any of the Subsidiary Guarantors; or
(ii) any agreement or instrument listed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, or to any report filed with the Securities and Exchange Commission subsequent thereto; or (iii), to our knowledge, any judgment, decree, order, statute or government rule or regulation applicable to the Company or any of the Subsidiary Guarantors.

         5. No approval, authorization or other action by, or filing with, any governmental authority is required to be obtained by the Company or the Subsidiary Guarantors in connection with the execution and delivery of the Loan Documents by the Company or any of the Subsidiary Guarantors.

         6. To our knowledge, there is no action, proceeding or investigation pending or threatened in writing against the Company or any of the Subsidiary Guarantors which questions the validity of the Loan Documents or any action taken or to be taken pursuant to the Loan Documents.

         7. The authorized capital stock of GSC consists of 200,000 shares of common stock, par value $.01 per share, of which 100 shares (the "SHARES") are duly and validly issued and outstanding, fully paid and nonassessable. All of the Shares are owned of record by the Company. To our knowledge, GSC has no options, warrants or rights outstanding and is not a party to any agreements that obligate it to issue additional shares of its capital stock. There are no restrictions on transfer applicable to the Shares under the articles of organization or by-laws of GSC or, to our knowledge, any agreement or instrument listed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, or to any report filed with the Securities and Exchange Commission subsequent thereto. We note, however, that the Shares have not been registered under the Securities Act of 1933 and may be transferred only in compliance with the registration requirements of such Act or an exemption therefrom.

         8. The Pledge Agreement, together with delivery to the Administrative Agent of the certificates representing the Shares, creates a perfected security interest in the Shares in favor of the Administrative Agent for the benefit of the Lenders and the Agents. Assuming the Agents and the Lenders acquired their respective interests in good faith and without notice of any adverse claims and that such certificates are in registered form, issued or indorsed to the Administrative Agent or in blank, the Lenders and the Agents will have acquired the security interest in the Shares free of adverse claims.

         9. Neither the Company nor any of the Subsidiary Guarantors is an "investment company" or a company "controlled" by an "investment company" as defined by the Investment Company Act of 1940, as amended.

         10. Neither the Company nor any of the Subsidiary Guarantors is (i) a "holding company," an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" as defined by the Public Utility Holding Company Act of 1935, as amended, or (ii) an "electric company" as defined by Massachusetts General Laws, Chapter 164, as amended.

         This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association's Business Law Section as published in 53 Business Lawyer 831 (May
1998).

         This opinion is furnished by us pursuant to Section 7.1(d) of the Credit Agreement for the sole benefit of the Lenders and the Agents (including any Persons who may be successors of the Lenders or the Agents or who may participate with the Lenders as provided in Section 12.7 of the Credit Agreement) and their respective counsel, and may not be used or relied upon by any other Person or in connection with any other transaction without our prior written consent.

                                                              Very truly yours,



                                                              Palmer & Dodge LLP

               EXHIBIT D TO AMENDED AND RESTATED CREDIT AGREEMENT

                         FORM OF COMPLIANCE CERTIFICATE

                             COMPLIANCE CERTIFICATE


         This Compliance Certificate is provided pursuant to Section 9.1(c) of that certain Amended and Restated Credit Agreement (the "Agreement") dated as of December 14, 2000, between Genzyme Corporation ("Company"), the Subsidiary Guarantors party thereto, the Lenders party thereto and Fleet National Bank ("Administrative Agent"), ABN AMRO Bank N.V. ("Syndication Agent") and First Union National Bank ("Documentation Agent"). The capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement. The undersigned hereby certifies as follows as of this date:

         1. The representations and warranties made by the Company in the Agreement and by the Company and each Obligor in each certificate, document or financial or other statement furnished under or in connection therewith are true and accurate in all material respects.

         2. The financial information and calculations shown on the attached Schedule A are true and accurate as of the date hereof and the Company is in compliance with the financial covenants set forth in Section
9.9 of the Agreement.

         3. No Default or Event of Default under the Agreement has occurred.

         IN WITNESS WHEREOF, this Certificate has been duly executed and delivered as a sealed instrument at Boston, Massachusetts on this ____ day of ________, ____.

                                  GENZYME CORPORATION


                                  By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                   SCHEDULE A
                                  TO EXHIBIT D


SECTION 9.9(a)  CONSOLIDATED QUICK RATIO

cash -- $__________

Cash Equivalents -- $___________

Marketable Investments -- $____________

Accounts Receivable -- $___________

Current Liabilities -- $____________

Current Synthetic Lease Obligations -- $____________

Actual Ratio -- ____________

Minimum Ratio -- 1.50 to 1.00

SECTION 9.9(b)  CONSOLIDATED FIXED CHARGE COVERAGE RATIO

Consolidated EBITDA -- $___________

Capital Expenditures:

         Actual Capital Expenditures --                            $____________

    LESS  Capital Expenditures with respect to designated project
    ----  for improvements to new leased headquarters (the
          aggregate of such exclusions for this quarter and
          PRIOR QUARTERS DOES NOT EXCEED $12,000,000)             --$___________

          Capital Expenditures for purposes of Section 9.9(b) --  $____________

Taxes -- $___________

Dividend Payments -- $___________

Synthetic Lease Obligations -- $___________

Interest Expense -- $___________

Synthetic Lease Obligations -- $___________

Actual Ratio -- ___________

Minimum Ratio -- 3.00 to 1.00

SECTION 9.9(c)  CONSOLIDATED LEVERAGE RATIO

Consolidated Funded Debt -- $_________

Unrestricted Cash and Marketable Investments in excess of $125,000,000 -- $_____

Consolidated EBITDA -- $___________

Actual Ratio -- ___________

Maximum Ratio -- 2.00 to 1.00

LEVEL CALCULATION

CONSOLIDATED DEBT COVERAGE RATIO

cash -- $__________

Cash Equivalents -- $__________

Marketable Investments -- $__________

Consolidated Funded Debt -- $__________

Ratio -- __________

SENIOR UNSECURED DEBT RATING -- _________(written confirmation is attached)

Level Period (I, II, III or IV) for Applicable Margin and Applicable Commitment Fee determination: __________________

                                                                      EXHIBIT E


                           [Form of Joinder Agreement]


         This Joinder Agreement is delivered pursuant to Section 9.13 of the Amended and Restated Credit Agreement dated as of December 14, 2000 (the "CREDIT AGREEMENT") between Genzyme Corporation (the "COMPANY"), the Subsidiary Guarantors party thereto, the Lenders party thereto, and Fleet National Bank, as Administrative Agent, ABN AMRO Bank N.V., as Syndication Agent, and First Union National Bank, as Documentation Agent.

         The undersigned hereby agrees to become a "Subsidiary Guarantor" as such term is used in the Credit Agreement and, by virtue of its execution and delivery of this Joinder Agreement, agrees to assume all of the obligations and liabilities of a Subsidiary Guarantor under the Credit Agreement and the other Loan Documents.

         IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed on this _____ day of _____________, _____.


                                [NAME OF SUBSIDIARY]


                                By:
                                   ------------------------------------------
                                   Title:


                                Address for Notices:

                                [Address]

                                                                      EXHIBIT F

                         [Form of Notice of Assignment]

                              NOTICE OF ASSIGNMENT


                                                  [Date]


Genzyme Corporation
One Mountain Road
Framingham, Massachusetts 01701
Attention:  Mr. Evan M. Lebson, Treasurer

Fleet National Bank,
  as Administrative Agent
One Federal Street
Boston, Massachusetts 02110
Attention:  High Tech Group

         Re: Amended and Restated Credit Agreement dated as of December 14, 2000 (the "CREDIT AGREEMENT"), between Genzyme Corporation (the "COMPANY"), the Subsidiary Guarantors party thereto, the Lenders party thereto and Fleet National Bank, as Administrative Agent, ABN AMRO Bank N.V., as Syndication
                  Agent and First Union National Bank, as Documentation Agent

Ladies and Gentlemen:

         We hereby give notice that, effective as of the date hereof, [Name of Assignor] (the "ASSIGNOR") has assigned its rights and obligations with respect to _____% of its outstanding Revolving Credit Commitment (representing $__________ of the Assignor's outstanding Revolving Credit Commitment and Revolving Credit Loans, of which $____________ consists of the Assignor's outstanding 364-Day Revolving Credit Commitment and $___________ consists of the Assignor's outstanding Three-Year Revolving Credit Commitment (such interest in such rights and obligations being hereinafter referred to as the "ASSIGNED INTEREST") under the Credit Agreement to [Name of Assignee] (the "ASSIGNEE"). The Assignee hereby agrees (a) to become a "Lender" pursuant to Section 12.7(b) of the Credit Agreement (if not already a Lender under the Credit Agreement) and
(b) to assume all the obligations of the Assignor thereunder with respect to the Assigned Interest.

         The address for notices, Applicable Lender Office(s) and payment instructions for the Assignee are as follows:

                           Address for Notices:

                           ------------------------
                           ------------------------

                           ------------------------

                           Attention:
                           Telephone:
                           Telecopier:

                           Lending Office for Prime Rate
                           Loans and LIBOR Loans:

                           ------------------------
                           ------------------------
                           ------------------------

                           Payment Instructions:

                           ------------------------
                           ------------------------
                           ------------------------

         Please sign and return the enclosed copy of this letter to the undersigned to indicate your receipt hereof, and your consent to or notice of (as applicable) the above-mentioned assignment and assumption, and your agreement to the release of the Assignor from its obligations under the Credit Agreement with respect to the Assigned Interest. As a condition to the effectiveness of the above-mentioned assignment and assumption, the Assignee hereby agrees to pay to the Administrative Agent on the date hereof an assignment fee of $4,500.

                                         Very truly yours,

                                         [NAME OF ASSIGNOR]


                                         By:
                                            --------------------------------
                                              Title


                                         [NAME OF ASSIGNEE]


                                         By:
                                            --------------------------------
                                              Title

ACKNOWLEDGED OR CONSENTED TO
  (AS APPLICABLE):

GENZYME CORPORATION

By:
   -----------------------------------------
     Title:


FLEET NATIONAL BANK,
  as Administrative Agent


By:
   -----------------------------------------
     Title:

                                    EXHIBIT G

                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT (this "AGREEMENT"), dated as of December 14, 2000, by GENZYME CORPORATION ("COMPANY"), a Massachusetts corporation, to FLEET NATIONAL BANK, as Administrative Agent, for the Lenders (as defined below) (in such capacity, together with its successors in such capacity, the "Administrative Agent").


                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, the Company, certain obligors (the "Obligors"), the Administrative Agent, ABN AMRO Bank N.V., as Syndication Agent, First Union National Bank, as Documentation Agent, and certain lenders (the "Lenders") are parties to an Amended and Restated Credit Agreement of even date (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used but not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement), pursuant to which the Lenders have agreed to make up to $500,000,000 in Revolving Credit Loans to the Company on the terms and subject to the conditions set forth therein;


         WHEREAS, to induce to the Lenders to enter into the Credit Agreement and make the Revolving Credit Loans thereunder, the Company has agreed to enter into this Pledge Agreement and pledge all of the capital stock of Genzyme Securities Corporation (the "Subsidiary") a Massachusetts corporation, to the Administrative Agent, as agent for the Lenders;


         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Administrative Agent hereby agree as follows:


         SECTION 1. PLEDGE. The Company hereby grants, assigns and pledges to the Administrative Agent, for the benefit of each of the Lenders and Agents, a valid lien on and security interest in, all of the Company's right, title and interest in and to the following, whether now owned or at any time hereafter acquired (collectively, the "Collateral"):

                  (a) All of the issued and outstanding capital stock of the Company in the Subsidiary as set forth on Schedule 1 (the "Pledged Shares") and the certificates representing the Pledged Shares, and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares, and all additional capital stock in Subsidiary from time to time acquired in any manner by the Company, and the certificates representing such additional capital stock, and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such capital stock; and

                  (b) all proceeds of any of the foregoing (including, without limitation, proceeds constituting any property of the types described above).

         SECTION 2. ALL OBLIGATIONS SECURED. This Agreement secures the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. Company represents and warrants as follows:


                  (a) Company has the requisite corporate power and authority to execute, deliver and perform this Agreement and all corporate action necessary for the execution, delivery and performance of this Agreement has been taken.

                  (b) The execution, delivery and performance of this Agreement by Company does not, and will not, contravene (i) the Articles of Organization and By-Laws of Company, (ii) any legal requirement or (iii) any franchise, license, permit, indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it or any of its properties are bound, and will not, except as contemplated herein, result in the imposition of any liens or security interests upon any of its properties.

                  (c) This Agreement is the legal, valid and binding obligation of Company, enforceable in accordance with its terms.

                  (d) Company is the legal and beneficial owner of record of the Pledged Shares set forth opposite Company's name in Schedule 1, free and clear of any lien other than liens created pursuant to this Agreement. On the date hereof, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral will be on file in any recording office.

                  (e) The pledge of the Collateral and granting of the liens hereunder, together with the delivery of the stock certificates pledged hereunder and appropriate filings of Uniform Commercial Code financing statements, create a valid and perfected first priority lien on the Collateral, securing the payment and performance of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such lien have been duly made or taken.

                  (f) No authorization, approval, or other action by, and no notice to or filing with, any Person or governmental authority is required for
(i) the pledge by such Company of the Collateral pursuant to this Agreement, the grant by such Company of the liens granted hereby or the execution, delivery or performance of this Agreement by such Company, (ii) the perfection of the liens granted pursuant to this Agreement, except for the delivery to the Administrative Agent of the stock certificates representing the Pledged Shares in Subsidiary and appropriate filings of Uniform Commercial Code financing statements, or (iii) the exercise by the Administrative Agent of the rights or remedies provided for in this Agreement.

                  (g) The Pledged Shares represented by the certificates identified in Schedule 1 are, and all other Pledged Shares in which Company shall hereafter obtain an interest will be duly authorized, fully paid and nonassessable and none of such Pledged Shares is or will be subject to any contractual restriction upon the transfer of such Pledged Shares.

                  (h) The Pledged Shares represented by the certificates identified in Schedule 1 constitute all of the issued and outstanding shares of capital stock or other equity securities of any class in the Subsidiary, and
Schedule 1 correctly identifies, as at the date hereof, the respective class of the shares comprising such Pledged Shares and the respective number of shares represented by each such certificate.

         SECTION 4. FURTHER ASSURANCES; COVENANTS; REPLACEMENT COLLATERAL.

                  (a) Company covenants and agrees that at any time and from time to time, at the expense of Company, Company will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may request, to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Company will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Administrative Agent may request, to perfect and preserve the liens granted or purported to be granted hereby, and cause third parties to acknowledge and to register the pledge of securities hereunder on their books and to deliver statements of account upon the Administrative Agent's request therefor.

                  (b) Company covenants and agrees that, without the prior written consent of the Administrative Agent and the Lenders, Company will not
(i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, (ii) create or suffer to exist any lien upon or with respect to any of the Collateral, except for the liens under this Agreement, (iii) vote to enable, or take any other action to permit, Subsidiary to issue any capital stock or other equity securities of any nature or to issue any other securities convertible into, exchangeable for or granting the right to purchase any capital stock or other equity securities of any nature of Subsidiary or to convey, exchange, lease, assign, transfer, sell or otherwise dispose of any material assets of the Subsidiary, (iv) enter into any agreement or undertaking restricting the right or ability of the Administrative Agent to sell, assign or transfer any of the Collateral or (v) permit Subsidiary to issue any shares of capital stock or other equity securities of any nature or to issue any securities convertible into or granting the right to purchase or otherwise acquire any shares of capital stock or equity securities of Subsidiary or to convey, exchange, lease, assign, transfer, sell or otherwise dispose of any material assets of the Subsidiary.

                  (c) If Company acquires any additional capital stock in Subsidiary, Company shall hold the same in trust for the Administrative Agent and promptly deliver to the Administrative Agent the stock certificates evidencing such capital stock, together with undated stock powers related thereto duly executed in blank by Company.

         SECTION 5. RIGHTS OF THE COMPANY; VOTING; ETC.

                  (a) So long as no Event of Default shall have occurred and be continuing, Company shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Loan Documents and in a manner which does not impair any of the Collateral and to receive and retain any and all cash dividends and distributions paid in respect of the Pledged Shares.

                  (b) Upon the occurrence and during the continuance of an Event of Default:

                           (i) All rights of any Company to receive the cash
                  dividends and distributions that such Company would otherwise be authorized to receive and retain pursuant to Section 5(a) hereof shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and payments.

                           (ii) Any and all other dividends and distributions
                  payable to any Company in respect of the Collateral shall be received by such Company in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Company and shall be forthwith paid over to the Lender as Collateral in the same form as so received (with any necessary endorsement).

         SECTION 6. PRINCIPAL PLACE OF BUSINESS; RECORDS. Company shall keep its principal place of business and the place where it keeps its records concerning the Collateral at the address of the Company specified in the Credit Agreement. The Company will hold and preserve such records and, upon reasonable notice from the Administrative Agent, will permit representatives of the Lender at any time during normal business hours to inspect and make abstracts from such records.

         SECTION 7. TRANSFER OR LIENS. Company agrees that it will not sell, transfer or convey any interest in, grant any option with respect to, or suffer or permit any lien to be created upon or with respect to, any of the Pledged Shares during the term of this Agreement, except to or in favor of the Administrative Agent.

         SECTION 8. ADMINISTRATIVE AGENT APPOINTED ATTORNEY-IN-FACT; IRREVOCABLE AUTHORIZATION AND INSTRUCTION TO THE SUBSIDIARIES. Company hereby appoints the Administrative Agent as Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Lender's discretion, to, upon the occurrence and during the continuance of an Event of Default, take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to exercise the voting and other consensual rights which Company would otherwise be entitled to exercise pursuant to Section 5(a) (and all right of Company to exercise such rights shall cease) and to receive, endorse and collect all instruments made payable to the Company representing any distribution in respect of the Collateral or any part thereof and to give full discharge for the same. Company hereby authorizes and instructs Subsidiary to comply with any instruction received by it from the Lender in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Company, and Company agrees that Subsidiary shall be fully protected in so complying. Company hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable.

         SECTION 9.        REASONABLE CARE; RETURN OF COLLATERAL.

                  (a) Prior to the exercise of its remedies hereunder, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Lender accords its own similar property, it being understood that the Administrative Agent shall not have the responsibility under this Agreement for taking any necessary steps to preserve rights against any parties with respect to any Collateral except as set forth in subsection (b) below.

                  (b) Upon the indefeasible payment in full in cash of all the Obligations and the termination of the Credit Agreement, Company shall be entitled to the return of all of the Collateral pledged by Company hereunder.

         SECTION 10. ADMINISTRATIVE AGENT MAY PERFORM. If Company fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Company.

         SECTION 11. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing, the Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code (the "CODE") and the Administrative Agent may also, without notice except as specified below, transfer the Collateral into its name or that of its nominee, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Company agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         SECTION 12. INDEMNITY AND EXPENSES.

                  (a) Company agrees to and hereby indemnifies the Administrative Agent, each other Agent and each Lender from and against any and all claims, damages, losses, liabilities and expenses arising out of, or in connection with, or resulting from, this Agreement (including, without limitation, enforcement of this Agreement) other than such as arise from the Administrative Agent's gross negligence or willful misconduct.

                  (b) Company will, upon demand, pay to the Administrative Agent the amount of any and all expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Administrative Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent hereunder, (iv) the failure of Company to perform or observe any of the provisions hereof, or (v) any action taken by the Lender pursuant to this Agreement.

         SECTION 13. SECURITY INTEREST ABSOLUTE. All rights of the Administrative Agent and security interests hereunder, and all obligations of Company hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Credit Agreement, the Note or any other Loan Document;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any of the Loan Documents;

                  (c) any taking and holding of collateral or any guaranty for all or any of the Obligations, or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination or release of any collateral or such guaranty, or any non-perfection of any collateral, or any consent to departure from any such guaranty;

                  (d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or the manner of sale of any collateral;

                  (e) any consent by any Agent or any Lender to the restructure of the Obligations, or any other restructure or refinancing of the Obligations or any portion thereof;

                  (f) any modification, compromise, settlement or release by any Agent or any Lender, by operation of law or otherwise, collection or other liquidation of the Obligations or the liability of any guarantor, or of any collateral, in whole or in part, and any refusal of payment by any Agent or any Lender, in whole or in part, from any obligor or guarantor in connection with any of the Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, any Company; or

                  (g) any other circumstance (including, without limitation, any statute of limitations) which might otherwise constitute a defense available to, or a discharge of, any third party pledgor or guarantor.

         SECTION 14. AMENDMENTS; WAIVERS; PARTIAL EXERCISE. No amendment or waiver of any provision of this Agreement or consent to any departure by the Company here from shall be effective unless in writing and signed by Company, the Administrative Agent and the Required Lenders (or, to the extent required by Section 12.5 of the Credit Agreement, all the Lenders), and any such amendment, waiver or consent shall be effective only to the extent set forth therein. No failure to exercise or any delay in exercising on the part of the Administrative Agent any right, power or privilege under this Agreement shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         SECTION 15. ADDRESSES FOR NOTICES. All notices and correspondence hereunder shall be provided in the manner, to the Persons and to the addresses set forth in the Credit Agreement.

         SECTION 16. CONTINUING SECURITY INTEREST; ASSIGNMENTS OF SECURED DEBT. This Agreement shall create a continuing security interest in and lien on the Collateral and shall (i) remain in full force and effect until released in accordance with the terms hereof, (ii) be binding upon Company, its successors and assigns, and (iii) inure, together with the rights and remedies of the Administrative Agent and Lenders hereunder, to the benefit of their respective successors and assigns. Without limiting the generality of the foregoing clause
(iii), the Administrative Agent or Lenders, in accordance with the terms of the Credit Agreement, may assign or otherwise transfer all or any portion of their rights and obligations under this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect hereof granted herein.

         SECTION 17. GOVERNING LAW; DEFINED TERMS. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to principles of conflicts of law. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Code are used herein as therein defined. This Agreement shall be deemed for all purposes to be a Loan Document under the Credit Agreement.

         SECTION 18. MARSHALLING. Company hereby waives any right to require the Administrative Agent to marshal any security or Collateral or otherwise compel the Administrative Agent seek recourse against or satisfaction of the Obligations from one source before seeking recourse or satisfaction from another source.

         SECTION 19. EXECUTION IN COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. This Agreement, and any notices to be given pursuant to this Agreement, may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original counterpart.

         SECTION 20. SUBMISSION TO JURISDICTION. ALL DISPUTES AMONG THE COMPANY AND THE ADMINISTRATIVE AGENT OR LENDERS, WHETHER

SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN BOSTON, MASSACHUSETTS, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE COMPANY OR ITS PROPERTY IN ANY LOCATION REASONABLY SELECTED BY THE ADMINISTRATIVE AGENT IN GOOD FAITH TO ENABLE THE ADMINISTRATIVE AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDER. THE COMPANY AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT. THE COMPANY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

         SECTION 21. JURY TRIAL. THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE ADMINISTRATIVE AGENT EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its proper and duly authorized officer as of the day and year first above written.


                                       GENZYME CORPORATION


                                       By:   ___________________________________
                                             Name:
                                             Title:

Accepted:

FLEET NATIONAL BANK, as
Administrative Agent


By:   ________
      Name:
      Title:

                                   Schedule 1

                            Pledge Agreement between
      GENZYME CORPORATION AND FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT



PLEDGED SHARES


Issuer:  Genzyme Securities Corporation

Class of Shares:  Common

Number of Pledged Shares:  One Hundred (100)

Date of Issuance:  December 30, 1991

Date of Pledge:  December 14, 2000

                                    EXHIBIT H

                               NOTICE OF BORROWING


                                                       Date: _____________, ___

Fleet National Bank,
  as Administrative Agent
One Federal Street
Boston, Massachusetts 02110
Attention:  High Tech Group

         Re: Amended and Restated Credit Agreement dated as of December 14, 2000 (the "CREDIT AGREEMENT"), between Genzyme Corporation (the "COMPANY"), the Subsidiary Guarantors party thereto, the Lenders party thereto and Fleet National Bank, as Administrative Agent, ABN AMRO Bank N.V., as Syndication Agent, and First Union National Bank, as Documentation Agent

Ladies and Gentlemen:

         The undersigned, Genzyme Corporation (the "COMPANY"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 4.5 of the Credit Agreement, of the borrowing as a Revolving Credit Loan specified below:

         1.       The Business Day of the proposed borrowing is _______________,
                  ___________.

         2. The aggregate amount of the proposed borrowing is $___________ (minimum aggregate amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof).

         3. $_______________ of the borrowing is requested under the 364-Day Facility, and $_______________ of the borrowing is requested under the Three-Year Facility.

         4. The borrowing is to be comprised of $_________ of [Prime Rate] [LIBOR] Loans.

         5. The duration of the Interest Period for the LIBOR Loans included in the borrowing shall be _________ months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed borrowing, before and also after giving effect thereto and to the intended use of the Loan:

         (a)      no Default has occurred and is continuing;

         (b)      the representations and warranties made by the Company in
         Section 8 of the Credit Agreement, and by each Obligor in each of the other Loan Documents to which it is a party, are true and complete in all material respects on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (except with respect to any such representation or warranty that is expressly stated to have been made as of a specific date);

         (c) such Loan will not cause the aggregate outstanding amount of Revolving Credit Loans to exceed the aggregate amount of the Revolving Credit Commitments in effect as of the time that such Loan is made;

         (d) such Loan will not cause the aggregate outstanding amount of 364-Day Revolving Credit Loans to exceed the aggregate amount of the 364-Day Revolving Credit Commitments in effect as of the time that such Loan is made; and

         (e) such Loan will not cause the aggregate outstanding amount of Three-Year Revolving Credit Loans to exceed the aggregate amount of the Three-Year Revolving Credit Commitments in effect as of the time that such Loan is made.

                              GENZYME CORPORATION

                                        By:   _____________________________

                                        Title:   __________________________

                                    EXHIBIT I

                       NOTICE OF CONVERSION/CONTINUATION


                                                      Date: ______________, ____

Fleet National Bank,
  as Administrative Agent
One Federal Street
Boston, Massachusetts 02110
Attention:  High Tech Group

         Re: Amended and Restated Credit Agreement dated as of December 14, 2000 (the "CREDIT AGREEMENT"), between Genzyme Corporation (the "COMPANY"), the Subsidiary Guarantors party thereto, the Lenders party thereto and Fleet National Bank, as Administrative Agent, ABN AMRO Bank N.V., as Syndication Agent, and First Union National Bank, as Documentation Agent

Ladies and Gentlemen:

         The undersigned, Genzyme Corporation (the "COMPANY"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 4.5 of the Credit Agreement, of the [Conversion] [Continuation] of the Loans specified herein, that:

         1.       The Conversion/Continuation Date is _______________,________.

         2. The aggregate amount of the Loans to be [converted] [continued] is $______ (minimum aggregate amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof).

         3. $________ of these Loans were made under the 364-Day Facility, and $_________ of these Loans were made under the Three-Year Facility.

         4. The Loans are to be [converted into] [continued as] [LIBOR] [Prime Rate] Loans.

         5. [If applicable:] The duration of the Interest Period for the LIBOR Loans included in the [conversion] [continuation] shall be ____ months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed
[Continuation][Conversion], before and also after giving effect thereto and to the intended use of the [Continuation][Conversion]:

         (a)      no Default has occurred and is continuing;

         (b)      the representations and warranties made by the Company in
         Section 8 of the Credit Agreement, and by each Obligor in each of the other Loan Documents to which it is a party, are true and complete in all material respects on and as of the date of such [Conversion][Continuation] with the same force and effect as if made on and as of such date (except with respect to any such representation or warranty that is expressly stated to have been made as of a specific date);

         (c) such [Conversion][Continuation] will not cause the aggregate outstanding amount of Revolving Credit Loans to exceed the aggregate amount of the Revolving Credit Commitments in effect as of the time that such [Conversion][Continuation] is effected;

         (d) such [Conversion][Continuation] will not cause the aggregate outstanding amount of 364-Day Revolving Credit Loans to exceed the aggregate amount of the 364-Day Revolving Credit Commitments in effect as of the time that such [Conversion][Continuation] is effected; and

         (e) such [Conversion][Continuation] will not cause the aggregate outstanding amount of Three-Year Revolving Credit Loans to exceed the aggregate amount of the Three-Year Revolving Credit Commitments in effect as of the time that such [Conversion][Continuation] is effected.

                              GENZYME CORPORATION

                                         By:  __________________________________

                                         Title:  _______________________________

                                    EXHIBIT J
                              NOTICE OF PREPAYMENT


                                                     Date: _______________, ___

Fleet National Bank,
  as Administrative Agent
One Federal Street
Boston, Massachusetts 02110
Attention:  High Tech Group

         Re: Amended and Restated Credit Agreement dated as of December 14, 2000 (the "CREDIT AGREEMENT"), between Genzyme Corporation (the "COMPANY"), the Subsidiary Guarantors party thereto, the Lenders party thereto and Fleet National Bank, as Administrative Agent, ABN AMRO Bank N.V., as Syndication Agent, and First Union National Bank, as Documentation Agent

Ladies and Gentlemen:

         The undersigned, Genzyme Corporation (the "COMPANY"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 4.5 of the Credit Agreement, of the prepayment of the Loans specified herein, that:

         1.   The date of prepayment is ____________, ____.

         2. The aggregate amount of the Loans to be prepaid is $______ (minimum aggregate amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof).

         3. $__________ of the Loans to be prepaid hereunder were made under the 364-Day Facility, and $__________ of the Loans to be prepaid hereunder were made under the Three-Year Facility;

         4.   The Loans to be prepaid consist of [LIBOR] [Prime Rate] Loans.

         5. [If applicable:] The duration of the Interest Period for the LIBOR Loans to be prepaid was ____ months, beginning on ________ ___, ___.

                              GENZYME CORPORATION

                                         By:  __________________________________

                                         Title:  _______________________________

                                    EXHIBIT K

                        TERMINATION OF CREDIT AGREEMENT


                                                   Date: _________________, ___

Fleet National Bank,
  as Administrative Agent
One Federal Street
Boston, Massachusetts 02110
Attention:  High Tech Group

         Re: Credit Agreement dated as of November 12, 1999 (the "CREDIT AGREEMENT"), between Genzyme Corporation (the "COMPANY"), the Subsidiary Guarantors party thereto, the Lenders party thereto and Fleet National Bank, as Administrative Agent, ABN AMRO Bank N.V., as Syndication Agent, and Mellon Bank, N.A., as Documentation Agent

Ladies and Gentlemen:

         The undersigned refer to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, that the Credit Agreement is hereby terminated.

                                GENZYME CORPORATION
                                as the Company

                                       By:  __________________________________

                                       Title:  _______________________________

                                DEKNATEL SNOWDEN PENCER, INC.
                                as a Subsidiary Guarantor

                                       By:  __________________________________

                                       Title:  _______________________________

                                GENZYME SURGICAL PRODUCTS
                                 CORPORATION
                                as a Subsidiary Guarantor

                                       By:  __________________________________

                                       Title:  _______________________________

                             ALLSTON LANDING LIMITED
                             PARTNERSHIP
                             as a Subsidiary Guarantor
                             By: Allston Landing Corporation
                                 its General Partner

                                     By:   __________________________________

                                     Title:   _______________________________

                             ABN AMRO BANK N.V.
                             as the Syndication Agent and as a Lender

                                     By:   __________________________________

                                     Title:   _______________________________

                             MELLON BANK, N.A.
                             as the Documentation Agent and as a Lender

                                     By:   __________________________________

                                     Title:   _______________________________

                             FIRST UNION NATIONAL BANK
                             as a Lender

                                     By:   __________________________________

                                     Title:   _______________________________

                             BANK OF TOKYO-MITSUBISHI
                             TRUST COMPANY
                             as a Lender

                                     By:   __________________________________

                                     Title:   _______________________________

                             THE CHASE MANHATTAN BANK
                             as a Lender

                                     By:   __________________________________

                                     Title:   _______________________________

                             CITIZENS BANK OF MASSACHUSETTS
                             as a Lender
                                     By:   __________________________________

                                     Title:   _______________________________

                             AGREED AND ACCEPTED:

                             FLEET NATIONAL BANK
                             as the Administrative Agent and as a Lender
                                     By:   __________________________________

                                     Title:   _______________________________